AGREEMENT AND PLAN OF REORGANIZATION



         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of September 28, 1999 (the "Agreement Date") by and among Netopia, Inc., a Delaware corporation ("Netopia"), SN Merger Corporation, a Delaware corporation that is a wholly-owned subsidiary of Netopia ("Sub"), and StarNet Technologies, Inc. a California corporation ("StarNet").

                                 R E C I T A L S

         A. The parties intend that, subject to the terms and conditions of this Agreement, StarNet will be merged with and into Sub in a forward triangular merger, with Sub to be the surviving corporation of such merger, all pursuant to the terms and conditions of this Agreement and applicable law. The parties also intend for such merger to be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be treated as a "purchase" transaction for accounting purposes.

         B. Upon the  effectiveness  of the  merger,  (i) the  common  stock and preferred stock of StarNet that is outstanding immediately before the effectiveness of the merger will be converted into shares of the common stock of Netopia and the cash consideration provided for herein, (ii) the unvested stock options to purchase shares of StarNet's common stock that are outstanding immediately before the effectiveness of the Merger will be replaced by options to purchase shares of the common stock of Netopia and (iii) StarNet will be merged with and into Sub, all as provided in this Agreement.

         C. Concurrently herewith, Netopia shall enter into the Voting Agreement and related Irrevocable Proxies (as defined below) with each holder of StarNet Preferred Stock and each of the StarNet Founders.


                                A G R E E M E N T

         THE PARTIES AGREE AS FOLLOWS:

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

         1. Definitions. As used in this Agreement, the following terms will have the meanings set forth below or in the Sections referenced below:

         1.1 "1933 Act": Section 2.2.2

         1.2 "1934 Act": Section 2.2.2

         1.3 "Applicable Law": Section 3.14.1


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         1.4 "Balance Sheet": Section 3.8.1

         1.5 "Balance Sheet Date" : Section 3.8.1

         1.6 "Business" means the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole.

         1.7 "Cash Amount Per Share" means the amount that is equal to the Total Adjusted Cash Consideration divided by the StarNet Common Stock Equivalents Outstanding.

         1.8 "CCSL" means the California Corporate
Securities Law of 1968, as amended.

         1.9 "Claim":  Section 3.6

         1.10 The "Closing" means the closing of the transactions contemplated by this Agreemen to consummate the Merger.

         1.11 The "Closing Date":  Section 7.1.

         1.12 "DGCL" means the Delaware  General  Corporation  Law, as amended.

         1.13 "Earn-Out  Payments":  Section 2.1.6.

         1.14 The "Effective Time" means the date and time on which the Merger first becomes legally effective under the laws of the State of Delaware as a result of the filing with the Delaware Secretary of State of a Certificate of Merger between Sub and StarNet in substantially the form of Exhibit A (the "Certificate of Merger") together with any required officers' certificates.

         1.15 "Escrow Agent": Section 2.4.1.

         1.16 "Escrow Period": Section 2.4.1.

         1.17 "Escrow Release Date": Section 11.1.

         1.18 "Escrow  Representative":  Section 2.4.2.

         1.19 "Escrow Shares": Section 2.4.1.

         1.20 "Government Authority": Section 3.3.2.

         1.21 "Information Statement" means an information statement to be provided to StarNet's stockholders in connection with the consideration of the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by StarNet's stockholders and the offering and issuance of shares of Netopia Common Stock to StarNet's stockholders in the Merger.


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         1.22 "Intellectual Property": Section 3.13.1

         1.23 "knowledge," when used with reference to a party, means actual knowledge of such party's officers and directors provided that such persons shall have made due and diligent inquiry of those employees of such party whom such officers and directors reasonably believe would have actual knowledge of such matters.

         1.24 "Material Adverse Change" when used with reference to any entity or group of entities, means a material adverse change in the Business of a party other than (a) a change arising or resulting, directly or indirectly, from general industry, economic or stock market conditions or (b) a change that is demonstrably shown to have been proximately caused by the public announcement of, and the response or reaction of customers, vendors, licensors or employees of such entity or group of entities to, this Agreement, the Merger or any of the transactions contemplated by this Agreement; provided, however, that with respect to Netopia, a reduction in the market price of Netopia Common Stock shall not, in and of itself, constitute a Material Adverse Change with respect to Netopia.

         1.25 "Material Adverse Effect" when used with reference to any entity or group of related entities, means any event, change or effect that is (or will with the passage of time be) materially adverse to the Business of a party.

         1.26 The "Merger" means the statutory merger of StarNet with and into Sub to be effected pursuant to this Agreement.

         1.27 "Netopia Ancillary Agreements" means, collectively, each certificate to be delivered by Netopia or an officer or officers of Netopia at the Closing pursuant to Article 8 of this Agreement and each agreement (other than this Agreement) which Netopia is to enter into as a party thereto pursuant to or in connection with this Agreement.

         1.28 "Netopia Average Price Per Share" means $32.60, which is the average of the closing prices per share of Netopia Common Stock as quoted on the Nasdaq National Market System and reported in The Wall Street Journal for the twenty-one (21) trading days during the thirty (30) day period beginning on August 27, 1999 and ending September 27, 1999.

         1.29 "Netopia Common Stock" means Netopia's Common Stock, $0.001 par value per share.

         1.30 "Netopia  Disclosure Schedule": Article 4 preamble.

         1.31 "Netopia Option": Section 2.2.1

         1.32 "Record Date":  Section 3.23

         1.33 "Rights Agreement":  Section 2.6.1

         1.34 "SEC": Section 2.2.2


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         1.35 "Shareholder Representation Letter":  Section 9.16.

         1.36 "StarNet Ancillary Agreements" means, collectively, the Certificate of Merger, each certificate to be delivered by StarNet or an officer or officers of StarNet at the Closing pursuant to Article 9 of this Agreement, and each other agreement (other than this Agreement) which StarNet is to enter into as a party, pursuant to or in connection with this Agreement.

         1.37 "StarNet Articles" means the Articles of Incorporation of StarNet, as amended, in effect immediately before the Effective Time.

         1.38 "StarNet Common Stock" means StarNet's Common Stock, no par value per share.

         1.39 "StarNet Common Stock Equivalents Outstanding" means that number of shares of StarNet Common Stock that is equal to the sum of (a) the total number of shares of StarNet Common Stock that are issued and outstanding immediately before the Effective Time, plus (b) the total number of shares of StarNet Common Stock that are issuable upon conversion in full immediately before the Effective Time of all the shares of StarNet Preferred Stock that are issued and outstanding immediately before the Effective Time, plus (c) the total number of shares of StarNet Common Stock ultimately issuable upon the exercise, pursuant to Section 2.2.1, before the Effective Time of all vested and exercisable StarNet Options.

         1.40 "StarNet Disclosure Schedule": Section 3 preamble.

         1.41 "StarNet Dissenting Shares" means any shares of any capital stock of StarNet that (i) are outstanding immediately before the Effective Time and qualify fully as "dissenting shares" within the meaning of Section 1300 et seq. of the CCSL or other applicable law and (ii) with respect to which appraisal or dissenter's rights to require the purchase of such dissenting shares for cash at their fair value or fair market value in accordance with Section 1300 et seq. of the CCSL or other applicable law have been duly and properly exercised and perfected in connection with the Merger in accordance with the CCSL and other applicable law.

         1.42 "StarNet Engineering Employees":  Section 6.8.

         1.43 "StarNet Financial Statements":  Section 3.8.1.

         1.44 "StarNet Founders" means Sanjay Dhawan, Jayant Kadambi, Mark Mah and Ayyappan Sankaran.

         1.45 "StarNet IP Rights":  Section 3.13.1.

         1.46 "StarNet IP Rights Agreements":  Section 3.13.2.

         1.47 "StarNet Key Employees" means those persons who are identified as key employees of StarNet on Exhibit J-2.

         1.48 "StarNet Material Agreements":  Section 3.11.


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         1.49 "StarNet Option Exchange Ratio" means the Stock Amount Per Share, plus a fraction of a share of Netopia Common Stock equal to the Cash Amount Per Share divided by the Netopia Average Price Per Share.

         1.50 "StarNet Options" means options to purchase shares of StarNet Common Stock granted by StarNet under StarNet's 1997 Stock Plan (the "StarNet Stock Plan").

         1.51 "StarNet Preferred Stock" means StarNet's Preferred Stock, no par value per share, of any series. "StarNet Series A Stock" means StarNet's Series A Preferred Stock, no par value per share, and "StarNet Series B
Stock" means StarNet's Series B Preferred Stock, no par value per share.

         1.52 "StarNet Rights Agreement":  Section 3.4.3

         1.53 "StarNet Stockholders" means, collectively, those persons (each referred to individually as a "StarNet Stockholder") who, immediately before the Effective Time (and giving effect to the exercise before the Closing of all outstanding vested StarNet Options, as contemplated by Section 2.2.1 of this Agreement) hold the shares of StarNet Common Stock and StarNet Preferred Stock that are outstanding immediately before the Effective Time; provided, however, that for purposes of Section 2.4 and Article 11 of this Agreement, the term "StarNet Stockholders" excludes holders of StarNet Dissenting Shares who are not issued shares of Netopia Common Stock in the Merger.

         1.54 "Stock Amount Per Share" means that number of shares of Netopia Common Stock that is equal to the Total Netopia Merger Shares divided by the StarNet Common Stock Equivalents Outstanding.

         1.55 "Sub Ancillary Agreements" means, collectively, the Certificate of Merger, each certificate to be delivered by Sub or an officer or officers of Sub at the Closing pursuant to Article 8 of this Agreement and each agreement (other than this Agreement) which Sub is to enter into as a party, pursuant to or in connection with this Agreement.

         1.56 "Surviving  Corporation":  Section 2.5

         1.57 "Tax" and "Taxes": Section  3.7.2

         1.58 "Termination Date" means sixty (60) days following the Agreement Date; provided, that if, following the filing by Netopia and StarNet of pre-merger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder (the "HSR Act"), Netopia or StarNet shall receive a formal request from the U.S. Department of Justice or Federal Trade Commission for additional information
(i.e., a "second request") delivered under the HSR Act, then the Termination Date shall mean the earlier of (i) December 31, 1999 and (ii) the date sixty
(60) days after Netopia and StarNet each deliver a response that substantially complies with any such second request.


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         1.59 "Total Adjusted Cash Consideration" means the amount equal to the difference of the Total Cash Consideration less $1,234,246.50, the liquidation preference payable to the holders of the StarNet Preferred Stock in accordance with the StarNet Articles.

         1.60 "Total Cash Consideration" means the amount equal to the difference of Eight Million Four Hundred Thousand Dollars ($8,400,000.00) less
(i) $198,000 in license fee payments made by Netopia to StarNet, less (ii) any additional license fee payments made by Netopia to StarNet before the Closing and less (iii) any Excess Transaction Expenses (as defined in Section 12.7).

         1.61 "Total Netopia Merger Shares" means that number of shares of Netopia Common Stock (rounded to the nearest whole number of shares) obtained by dividing Fourteen Million Six Hundred Thousand Dollars ($14,600,000.00) by the Netopia Average Price Per Share.

         Other capitalized terms defined elsewhere in this Agreement and not defined in this Article I will have the meanings assigned to such terms in this Agreement.



                                    ARTICLE 2
                             PLAN OF REORGANIZATION

         2.1      Conversion of Shares.

                  2.1.1 Conversion of Sub Stock. At the Effective Time, each share of the Common Stock of Sub that is issued and outstanding immediately before the Effective Time will, by virtue of the Merger and without the need for any further action on the part of the holder thereof, remain one share of Sub Common Stock after the Effective Time.

                  2.1.2 Conversion of StarNet Stock; Cancellation of Treasury Shares. At the Effective Time (subject to the provisions of Section 2.1.4 regarding the payment of cash in lieu of fractional shares of Netopia Common Stock):

                           (a)      each share of StarNet Common Stock that is
issued and outstanding immediately before the Effective Time (other than any StarNet Dissenting Shares as provided in Section 2.1.3) will, by virtue of the Merger, and without the need for any further action on the part of the holder thereof, be converted into the right to receive (i) that number of shares of Netopia Common Stock that is equal to the Stock Amount Per Share and (ii) an amount of cash equal to the Cash Amount Per Share;

                           (b) each  share  of  StarNet  Series A Stock  that is
issued and outstanding immediately before the Effective Time (other than any StarNet Dissenting Shares as provided in Section 2.1.3) will, by virtue of the Merger, and without the need for any further action on the part of the holder thereof, be converted into the right to receive (i) $0.10 per share plus
(ii) all declared but unpaid dividends on each share of Series A Preferred Stock (of which there are none) plus (iii) that number of shares of Netopia Common Stock that is equal to the product of the Stock Amount Per Share multiplied by the total number of shares of StarNet Common Stock that are issuable upon conversion in full immediately before the Effective Time of such share of StarNet Series A Stock and (iv) an amount of cash equal to the product of the Cash Amount Per Share multiplied by the total number of shares of StarNet Common Stock that are issuable upon conversion in full immediately before the Effective Time of such share of StarNet Series A Stock;

                           (c) each  share  of  StarNet  Series B Stock  that is
issued and outstanding immediately before the Effective Time (other than any StarNet Dissenting Shares as provided in Section 2.1.3) will, by virtue of the Merger, and without the need for any further action on the part of the holder thereof, be converted into the right to receive (i) $0.375 per share plus (ii) all declared but unpaid dividends on each share of Series B Preferred Stock (of which there are none) plus (iii) that number of shares of Netopia Common Stock that is equal to the product of the Stock Amount Per Share multiplied by the total number of shares of StarNet Common Stock that are issuable upon conversion in full immediately before the Effective Time of such share of StarNet Series B Stock and (iv) an amount of cash equal to the product of the Cash Amount Per Share multiplied by the total number of shares of StarNet Common Stock that are issuable upon conversion in full immediately before the Effective Time of such share of StarNet Series B Stock.

                  2.1.3 StarNet Dissenting Shares. Holders of StarNet Dissenting Shares (if any) will be entitled to their appraisal rights under Section 1300 et seq. of the CCSL and other applicable law with respect to such StarNet Dissenting Shares, and such StarNet Dissenting Shares will not be converted into shares of Netopia Common Stock or cash consideration in the Merger; provided, however, that nothing in this Section is intended to remove, release, waive, alter or affect any of the conditions to Netopia's and Sub's obligations to consummate the Merger set forth in Section 9.8 or Section 9.9, or any other provision of this Agreement relating to the StarNet Dissenting Shares; and provided further, that shares of the capital stock of StarNet that are outstanding immediately before the Effective Time respecting which dissenting stockholders' rights of appraisal under Section 1300 et seq. of the CCSL or other applicable law have not been properly perfected will, when such dissenting stockholders' rights of appraisal can no longer be legally exercised under the CCSL or other applicable law, be converted into Netopia Common Stock and cash as provided in Section 2.1.2.

                  2.1.4 Fractional Shares; Rounding of Cash Payments. No fractional shares of Netopia Common Stock will be issued in connection with the Merger. In lieu thereof, each holder of StarNet Common Stock and each holder of StarNet Preferred Stock who would otherwise be entitled to receive a fraction of a share of Netopia Common Stock pursuant to Section 2.1.2, computed after aggregating all shares of Netopia Common Stock to be received by such holder pursuant to Section 2.1.2, will instead receive from Netopia, within ten (10) business days after the Effective Time, an amount of cash (rounded to the nearest whole cent) equal to the product obtained by multiplying (i) the Netopia Average Price Per Share (as adjusted to reflect any Capital Change (as defined in Section 2.3 below)) by (ii) the fraction of a share of Netopia Common Stock that such holder would otherwise be entitled to receive. No fractions of a cent will be paid in connection with the Merger and each holder of StarNet Common Stock, and each holder of StarNet Preferred Stock who would otherwise be entitled to receive a fraction of a cent pursuant to Section 2.1.2, computed after aggregating all cash to be received by such holder pursuant to Section 2.1.2, will instead have such cash amount rounded down to the nearest whole cent.

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                  2.1.5  Offset for  Liabilities  Due to  StarNet.  Netopia  may
withhold, offset and reduce the amount of cash payable to any StarNet Stockholder pursuant to this Article 2 by the entire amount of any liability or debt of such StarNet Stockholder to StarNet that is outstanding as of the Effective Time, together with any interest accrued thereon as of the Effective Time, regardless of when such liability or debt, or accrued interest, is
otherwise  due  and  payable  to  StarNet   (including  without  limitation  any
promissory note reflecting some or all of the purchase price of shares of StarNet stock held by such Stockholder).

                  2.1.6 Potential Earn-Out Payments. In addition to the consideration specified in Sections 2.1.2 above, holders of StarNet Common Stock and StarNet Preferred Stock will be eligible to receive additional cash payments upon achievement of specified performance milestones after the Closing Date (the "Earn-Out Payments"), which milestones and cash payments are specified in Exhibit K. Upon the achievement of each milestone, each holder of StarNet Preferred Shares as of the date of closing will be eligible to receive a ratable (based on the number of shares of StarNet Preferred Stock held immediately before the Effective Time) portion of 25% percent of the cash payment specified for that milestone in Exhibit K, and each holder of StarNet Common Shares as of the date of closing will be eligible to receive a ratable (based on the number of shares of StarNet Common Stock held immediately before the Effective Time) portion of 75% percent of the cash payment specified. Netopia shall make each cash payment within forty-five (45) days after achievement of each milestone or end of the calendar year, as applicable.

         2.2      StarNet Options.

                  2.2.1 Vested StarNet Options. Effective immediately prior to the Effective Time and contingent upon consummation of the Merger, (a) all StarNet Options listed on Schedule 2.2.1 shall become exercisable for the number of shares of StarNet Common Stock set for forth in such Schedule, and (b) each holder of a StarNet Option that is outstanding and vested immediately prior to the Effective Time shall exercise such option and shall be entitled to receive cash and Netopia Common Stock for the shares of StarNet Common Stock issued upon exercise of the StarNet Option in accordance with Section 2.1 hereof.

                  2.2.2 Conversion of StarNet Options by Netopia. Each StarNet Option that is outstanding and unvested immediately before the Effective Time will, upon receipt of any necessary consents from the holders thereof and by virtue of the Merger, be converted at the Effective Time to an option (a "Netopia Option") issued under the Netopia 1996 Stock Option Plan (the "Netopia Option Plan") to purchase, for each share of StarNet Common Stock issuable upon the exercise of such StarNet Option immediately before the Effective Time, that number of shares of Netopia Common Stock that is equal to the StarNet Option Exchange Ratio, at an exercise price per such share of StarNet Common Stock equal to the exercise price per share of StarNet Common Stock that was in effect for such StarNet Option immediately before the Effective Time divided by the StarNet Option Exchange Ratio; provided, however, that if the foregoing calculation would result in an assumed and converted StarNet Option being


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converted  into a Netopia  Option  that,  after  aggregating  all the  shares of
Netopia Common Stock issuable upon the exercise of such Netopia Option, would be exercisable for a fraction of a share of Netopia Common Stock, then the number of shares of Netopia Common Stock subject to such Netopia Option will be rounded down to the nearest whole number of shares of Netopia Common Stock. The terms, exercisability, status as an "incentive stock option" under Section 422 of the Code (if applicable) or as a nonqualified stock option, and all other terms and conditions of each StarNet Option that is converted into a Netopia Option in the Merger will (except as otherwise expressly provided in the terms of such StarNet Options), to the extent permitted by law, be unchanged and continue in effect after the Effective Time, except that the vesting schedule for each StarNet Option converted to a Netopia Option will, with respect to the portion of the StarNet Option which has not vested as of the Closing Date, be on a quarterly basis based on the commencement date as set forth in the original StarNet Stock option agreement and shall vest over the remaining term of the vesting period in accordance with the Netopia Option Plan. A StarNet Option holder's pre-Merger employment service with StarNet will be credited to such holder for purposes of applying any vesting schedule contained in the Netopia Option issued to such holder upon the conversion of such StarNet Option in the Merger in order to determine the number of shares of Netopia Common Stock that are exercisable under such Netopia Option at any point in time. This Section is intended to meet the requirements of Section 424(a) of the Code and shall be interpreted consistent with such intent. Within 10 days after the Closing, Netopia will issue to each person who, immediately prior to the Effective Time was a holder of a StarNet Option that was outstanding and unvested, a document in form and substance satisfactory to evidence the replacement option grants by Netopia.

                  2.2.3 Registration. The shares of Netopia Common Stock that are subject to issuance upon exercise of the Netopia Options that are issued in substitution of StarNet Options under Section 2.2.1, held by StarNet employees, directors, officers and consultants will be included in a registration statement on Form S-8 (or successor form) promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act"). Netopia will use its best efforts to maintain the effectiveness of such Form S-8 registration statement for so long as such Netopia Options remain outstanding and Netopia Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "1934 Act").

         2.3 Adjustments for Capital Changes.  Notwithstanding the provisions of
Section 2.1 or Section 2.2, if at any time after the Agreement Date and before the Effective Time, Netopia recapitalizes, either through a subdivision (or stock split) of any of its outstanding shares of Netopia Common Stock into a greater number of such shares, or a combination (or reverse stock split) of any of its outstanding shares of Netopia Common Stock into a lesser number of such shares, or reorganizes, reclassifies or otherwise changes its outstanding shares of Netopia Common Stock into the same or a different number of shares of other classes or series of Netopia capital stock (other than through a subdivision or combination of shares provided for in the preceding clause), or declares a dividend on its outstanding shares of Netopia Common Stock that is payable in shares of Netopia Common Stock or in shares or securities convertible into or exercisable or exchangeable for, shares of Netopia Common Stock without the


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payment of any  consideration  therefor  (each,  a "Capital  Change"),  then the
Netopia Average Price Per Share, the number of shares of Netopia Common Stock into which each outstanding share of StarNet Common Stock and each share of StarNet Preferred Stock is converted in the Merger, and the number of shares of Netopia Common Stock issuable under each Netopia Option issued in the Merger under Section 2.2, will each be proportionally and equitably adjusted to reflect such Capital Change.

         2.4      Escrow.

                  2.4.1 Escrow of Shares for Indemnification; Escrow Agreement. At the Closing of the Merger, Netopia will withhold from the Total Netopia Merger Shares that number of shares of Netopia Common Stock (rounded to the nearest whole number of shares) obtained by dividing $1,000,000 by the Netopia Average Price Per Share (such withheld shares of Netopia Common Stock being hereinafter referred to as the "Escrow Shares") and will deliver certificates representing such Escrow Shares to Greater Bay Trust Company or a similar institution, as escrow agent (the "Escrow Agent"), to be held by the Escrow Agent as security for the StarNet Stockholders' indemnification obligations under Article 11 and pursuant to the provisions of an escrow agreement in substantially the form of Exhibit B (the "Escrow Agreement") to be entered into at the Closing by Netopia, the Escrow Agent, the StarNet Stockholders and Sanjay Dhawan, who shall act as the representative of the StarNet Stockholders (the "Escrow Representative"). The Escrow Shares will be withheld from each StarNet Stockholder pro rata in the same proportion as the total number of shares of Netopia Common Stock issuable to such StarNet Stockholder under Section 2.1.2 bears to the total number of shares of Netopia Common Stock issued to all StarNet Stockholders under Section 2.1.2. The Escrow Shares will be represented by stock certificates issued in the names of each of the StarNet Stockholders in proportion to their respective interests in the Escrow Shares and will be held by the Escrow Agent during that time period commencing on the Effective Time and ending June 30, 2000 (the "Escrow Period").

                  2.4.2 Effect of StarNet Stockholder Approval Regarding Escrow Shares; Escrow Representative. By their approval of the Merger, the StarNet Stockholders will be conclusively deemed to have consented to, approved and agreed to be personally bound by: (i) the provisions of Article 11; (ii) the Escrow Agreement; (iii) the appointment of Sanjay Dhawan as the representative of StarNet Stockholders (the "Escrow Representative") under the Escrow Agreement and as the attorney-in-fact and agent for and on behalf of each StarNet Stockholder as provided in the Escrow Agreement; and (iv) the taking by the Escrow Representative of any and all actions and the making of any decisions required or permitted to be taken by the Escrow Representative under this Agreement and/or the Escrow Agreement, including, without limitation, the exercise of the power to: (a) authorize delivery to Netopia of Escrow Shares in satisfaction of indemnity claims by Netopia or any other Indemnified Person (as defined herein) pursuant to Article 11 and/or the Escrow Agreement; (b) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims or other rights; (c) arbitrate, resolve, settle or compromise any claim made pursuant to or rights under Article 11; and (d) take all actions necessary in the judgment of the Escrow Representative for the accomplishment of the foregoing. Netopia shall, at its sole option and discretion, be entitled to condition the issuance of any cash and shares of Netopia Common Stock pursuant to Section 2.1.2 to any StarNet Stockholder on its receipt of a written instrument (including stock transfer powers) in form and substance reasonably acceptable to Netopia. The Escrow Representative will have authority and power to act on behalf of each StarNet Stockholder with respect to the Escrow Agreement and the disposition, settlement or other handling of all claims under or rights under Article 11 hereof or governed by the Escrow Agreement, and all rights or obligations arising under the Escrow Agreement so long as all StarNet Stockholders are treated in the same manner. The StarNet Stockholders will be bound by all actions taken and documents executed by the Escrow Representative in connection with the Escrow Agreement, and Netopia will be entitled to rely on any action or decision of the Escrow Representative. In performing the functions specified in this Agreement and the Escrow Agreement, the Escrow Representative will not be liable to any StarNet Stockholder in the absence of gross negligence or willful misconduct on the part of the Escrow Representative. Any out-of-pocket costs and expenses reasonably incurred by the Escrow Representative in connection with actions taken by the Escrow Representative pursuant to the terms of the Escrow Agreement (including without limitation the hiring of legal counsel and the incurring of legal fees and costs) will be paid by the StarNet Stockholders to the Escrow Representative pro rata in proportion to their respective percentage interests in the Escrow Consideration.

         2.5      Effects of the Merger.  At and upon the Effective Time:

                  (a) the separate existence of StarNet will cease and StarNet will be merged with and into Sub, and Sub will be the surviving corporation of the Merger (sometimes hereinafter referred to as the "Surviving Corporation") pursuant to the terms of this Agreement and the Certificate of Merger;

                  (b) the Certificate of Incorporation of Sub will be amended and restated to read as set forth in Exhibit C attached hereto, which will be the Certificate of Incorporation of the Surviving Corporation immediately after the Effective Time;

                  (c) the Bylaws of Sub will be amended to read as set forth in the Bylaws attached as Exhibit D hereto, which will be the Bylaws of the Surviving Corporation immediately after the Effective Time;

                  (d) each share of StarNet Common Stock and each share of StarNet Preferred Stock that is issued and outstanding immediately before the Effective Time will be converted into Netopia Common Stock and cash, and each StarNet Option that is outstanding immediately before the Effective Time, will be converted into a Netopia Option, in each case, as provided in this Article 2;

                  (e) each share of Sub Common Stock that is outstanding immediately before the Effective Time will continue to represent one share of Sub Common Stock as provided in Section 2.1.1;

                  (f) the officers of the Surviving Corporation immediately after the Effective Time will be the individuals who are the officers of Sub immediately before the Effective Time, and each such individual shall, immediately after the Effective Time, hold the same office or offices of the Surviving Corporation as the office or offices that such individual held with Sub immediately before the Effective Time;

                  (g) the members of the Board of Directors of the Surviving Corporation immediately after the Effective Time will be the individuals who are the members of the Board of Directors of Sub immediately before the Effective Time;

                  (h) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

         2.6      Securities Laws Compliance; Registration Rights.

                  2.6.1  Issuance of Exchange Shares; Resale of Exchange Shares.

                           (a)      Private Placement.  Netopia intends to issue
Netopia Common Stock pursuant to a the shares of "private placement" under Regulation D and/or Section 4(2) of the Securities Act and applicable state securities laws. The Netopia Shares shall constitute "restricted securities" within the meaning of the Securities Act. The certificates for Netopia Shares to be issued in the Merger shall bear appropriate legends to identify such shares as being restricted under the Securities Act, and, if applicable, to notice the restrictions on transfer set forth in the Rights Agreement and the Shareholder Representation Letter. StarNet shall use its best efforts to furnish Netopia with such information concerning StarNet and the StarNet Stockholders as Netopia may reasonably request in connection with establishing the availability of federal and state private placement exemptions for any action contemplated by this Section.

                           (b)      Registration.  Pursuant to the terms of the
Registration Rights Agreement in substantially the form attached as Exhibit F (the "Rights Agreement"), Netopia shall file with the SEC a registration statement on Form S-3 (or other applicable form) (the "Registration Statement") to provide for the resale of the shares of Netopia Common Stock issued in the Merger within the later of (i) 15 days after the day of Closing, or (ii) five days after all documents required to be filed with the
Registration Statement (including without limitation required financial statements and auditors' consents) have been made available to Netopia. The Registration Statement will comply in all material respects with all applicable requirements of the 1933 Act and the rules and regulations promulgated thereunder. Netopia shall use its best efforts to respond to any comments of the SEC and have the Registration Statement declared effective under the 1933 Act as promptly as practicable after such filing. Netopia shall use its best efforts to maintain the effectiveness of the Registration Statement for up to three hundred and sixty-five (365) days from the effective date of the Registration Statement, or earlier to the extent expressly permitted by the Rights Agreement, or when all shares covered by the registration statement have been sold.

         2.7 Reorganization. The parties intend to adopt this Agreement as a plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a) of the Code. However, Netopia makes no representations or warranty to StarNet or to any holder of StarNet securities regarding the tax treatment of the Merger or whether the Merger will qualify as a plan of reorganization under the Code, and StarNet acknowledges and agrees that it and the StarNet Stockholders are relying on its own tax advisors in connection with the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, neither Netopia nor StarNet has intentionally taken or will intentionally take any action or will intentionally fail to take any action, either before or after the Closing of the Merger, which could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. Netopia shall report, and shall cause the Surviving Corporation to report, the Merger for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

         2.8 Further Assurances. If, at any time before or after the Effective Time, Netopia believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then Netopia, the Surviving Corporation and their respective officers and directors may execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement, in the name of StarNet or otherwise.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF STARNET

         StarNet represents and warrants to Netopia that, except as set forth in the disclosure schedule delivered by StarNet to Netopia on the date hereof (the "StarNet Disclosure Schedule"), each of the following representations, warranties and statements in this Article 3 are correct and complete as of the date hereof.

         3.1 Organization and Good Standing. StarNet is a corporation duly organized, validly existing and in good standing under the laws of the State of California. StarNet has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted; except where the failure to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect on StarNet, and is qualified to transact business, and is in good standing, in each jurisdiction in which its failure to be so qualified would have a Material Adverse Effect on StarNet's Business. StarNet has delivered to Netopia true and correct copies of its currently effective Articles of Incorporation and Bylaws, each as amended to date. StarNet is not in violation of its Articles of Incorporation, Bylaws or other charter documents.

         3.2 Subsidiaries. StarNet does not have any subsidiary or any equity or ownership interest, whether direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity.

         3.3      Power, Authorization and Validity.

                  3.3.1 Power and Authority. StarNet has all requisite corporate power, capacity and authority to enter into, execute, deliver, and perform its obligations under, this Agreement and all StarNet Ancillary Agreements, and (subject to the approval of this Agreement, the Merger and any necessary amendment to the StarNet Articles by StarNet's stockholders) to consummate the Merger. The execution, delivery and performance by StarNet of this Agreement and each of the StarNet Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate action on the part of StarNet's Board of Directors in compliance with applicable law (including without limitation the CCSL), and upon receipt of approval of the StarNet shareholders entitled to vote on the record date, the StarNet Articles and Bylaws, each as amended.

                  3.3.2 No Government Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority (each, a "Governmental Authority"), is necessary or required to be made or obtained by StarNet to enable StarNet to lawfully execute and deliver, enter into, and to perform its obligations under, this Agreement and each of the StarNet Ancillary Agreements or to consummate the Merger, except for: (a) the filing of the Certificate of Merger with the Delaware Secretary of State (and comparable filings with the California Secretary of State), the receipt of a Tax Clearance Certificate from the California Franchise Tax Board, and any such further documents as may be required under the DGCL or CCSL to effect the Merger; and
(b) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

                  3.3.3 Enforceability. This Agreement and each of the StarNet Ancillary Agreements are, or when executed by StarNet will be, assuming due authorization, execution and delivery by Netopia and Sub, valid and binding obligations of StarNet, enforceable against StarNet and the StarNet Stockholders in accordance with their respective terms, subject only to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

         3.4      Capitalization of StarNet.

                  3.4.1 Outstanding Stock. As of the date of this Agreement, the authorized capital stock of StarNet consists entirely of: (i) 17,107,030 shares of StarNet Common Stock, of which 4,750,000 shares are issued and outstanding, and (ii) 7,892,970 shares of StarNet Preferred Stock, of which (a) 6,000,000 shares have been designated Series A Stock, all of which are issued and outstanding, and (b) 1,892,970 shares have been designated Series B Stock, of which 1,691,324 shares are issued and outstanding. Except as expressly described in the preceding sentence, no other shares of any capital stock of StarNet are authorized, issued or outstanding. No fractional shares of StarNet Common Stock or StarNet Preferred Stock are issued or outstanding; and StarNet holds no treasury shares.

         As of the Closing Date, there will have been no change in the authorized and outstanding capital stock of StarNet as represented in the foregoing sentences of this Section 3.4.1, other than the following changes if made in compliance with this Agreement: (i) the issuance of shares of StarNet Common Stock pursuant to the exercise of StarNet Options represented as being outstanding on the Agreement Date in Section 3.4.2 or duly granted by StarNet after the Agreement Date or (ii) the conversion, if any, into Common Stock of any shares of StarNet Preferred Stock that are represented as being issued and outstanding on the Agreement Date in this Section 3.4.1. All issued and outstanding shares of StarNet's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any claim, lien, preemptive right, right of first refusal, right of first offer or right of rescission, and have been offered and issued by StarNet in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable federal and state securities laws. A list of all holders of StarNet's outstanding capital stock, and the total number of shares of StarNet Common Stock and StarNet Preferred Stock (and the number of shares of each series of StarNet Preferred Stock) owned by each such holder is set forth in
Schedule 3.4.1 to the StarNet Disclosure Schedule. No stockholder of StarNet owes StarNet any money or other consideration representing any part of the purchase price of any outstanding shares of StarNet's capital stock, including without limitation any money due under a promissory note payable to StarNet, except as set forth in Schedule 3.4.1 to the StarNet Disclosure Schedule. StarNet has no liability to any stockholder for any dividends that have been declared or accrued.

                  3.4.2  Options,  Warrants  or  Rights.  Except as set forth in
Section 3.4.1 hereof and for StarNet Options to purchase an aggregate total of 1,760,000 shares of StarNet Common Stock that are outstanding on the Agreement Date (all of which StarNet Options were granted under the StarNet Stock Plan), there are no options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of StarNet's authorized but unissued capital stock or any securities convertible into or exchangeable for any shares of StarNet's capital stock or obligating StarNet to grant, issue, extend, or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement. To StarNet's knowledge, no person or entity holds, or has any option, warrant or other right to acquire, any issued and outstanding shares of the capital stock of StarNet from any holder of shares of the capital stock of StarNet.

         A total of 2,000,000 shares of StarNet Common Stock are reserved for issuance under the StarNet Stock Plan. No options have been exercised under the StarNet Stock Plan. As of the Agreement Date, a total of 353,955 shares of StarNet Common Stock will be potentially issuable upon the exercise of all vested options granted under the StarNet Stock Plan that are outstanding on the Agreement Date. Attached as Schedule 3.4.2 to the StarNet Disclosure Schedule is a true and complete list of all holders of all StarNet Options that are outstanding on the Agreement Date, the number of StarNet Options held by each such holder, the exercise price and vesting schedule (including whether such vesting will be affected by this Agreement or the Merger) of each StarNet Option held by each such person and the name of the StarNet option plan under which each such option was granted. The StarNet Stock Plan and any change in (a) the number of shares reserved under the StarNet Stock Plan or (b) the eligible participants under the StarNet Stock Plan have each been duly and validly approved by StarNet's Board of Directors and by StarNet's stockholders, and with respect to the StarNet Stock Plan (or any such change) such stockholder approval was obtained within one (1) year of the date on which the StarNet Stock Plan (or such change) was approved by StarNet's Board of Directors.

                  3.4.3 No Voting Arrangements or Piggyback Registration Rights. Except as set forth on Schedule 3.4.3 to the StarNet Disclosure Schedule, StarNet (a) is not a party to or bound by any voting agreements, voting trusts, proxies, preemptive rights, rights of first refusal, rights of first offer or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of its outstanding stock or other securities or to the conversion of any shares of its capital stock in the Merger ("StarNet Rights Agreements"), except for the Voting Agreement (and related Irrevocable Proxies) referred to in Section 3.22, and (b) is not under any obligation to register under the 1933 Act any of its presently outstanding shares of stock or other securities or any stock or other securities that may be subsequently issued.

         3.5 No Conflict. Neither the negotiation, execution and delivery of this Agreement or any of the StarNet Ancillary Agreements by StarNet, nor the consummation of the Merger or the performance by StarNet of its obligations under this Agreement or any StarNet Ancillary Agreement, has conflicted with or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of: (i) any provision of the StarNet Articles or Bylaws as currently in effect; (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to StarNet or any of its assets or properties; or (iii) any instrument, agreement, contract, undertaking, understanding, letter of intent, memorandum of understanding or commitment (whether verbal or in writing) or confidentiality agreement to which StarNet is a party or by which StarNet or any of its assets or properties are bound. Neither StarNet's entering into this Agreement nor the consummation of the Merger will give rise to, or trigger the application of, any rights of any third party that would come into effect upon the effectiveness of the Merger. Except as set forth in Section 3.5 of the StarNet Disclosure Schedule, the consummation of the Merger by StarNet will not require the consent, release, waiver or approval of any third party other than the approval of StarNet's stockholders.

         3.6 Litigation. There is no action, claim, suit, arbitration, mediation, proceeding, or investigation (a "Claim") pending against StarNet (or to the best of StarNet's knowledge, against any officer, director, employee or agent of StarNet in their capacity as such or relating to their employment, services or relationship with StarNet) before any court, administrative agency or arbitrator, there is no reasonable basis for any Claim against StarNet or, to the best of StarNet's knowledge, any of such persons, and, to StarNet's knowledge, no such Claim has been threatened. There is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against StarNet. There is no reasonable basis for any person, firm, corporation or other entity to assert a Claim against StarNet based upon: (a) StarNet's entering into this Agreement or any StarNet Ancillary Agreement or consummating the Merger or any of the transactions contemplated by this Agreement or any StarNet Ancillary Agreement; (b) any confidentiality or similar agreement entered into by StarNet; (c) any claim that StarNet has agreed to sell or dispose all or any substantial portion of its assets or business to any party other than Netopia, whether by way of merger, consolidation, sale of assets or otherwise; or (d) any wrongful failure by StarNet to issue any of its stock or other securities to any party.

         3.7      Taxes.

                  3.7.1 Payment; No Unpaid Taxes. StarNet has timely filed all federal, state, local and foreign tax returns required to be filed by it, has timely paid all taxes required to be paid by it in respect of all periods for which returns have been filed. StarNet has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by its most recent applicable tax returns through the Closing (which accrual or reserve as of the Balance Sheet Date is fully reflected on the Balance Sheet, has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid or accruals or reserves so established. StarNet is not delinquent in the payment of any tax or in the filing of any tax returns taking into account extensions of time to file, and no deficiencies for any tax of StarNet have been threatened, claimed, proposed or assessed against StarNet, or, to StarNet's knowledge, any of the officers, employees or agents of StarNet in their capacity as such. StarNet has not received any notification that any material issues have been raised by (or are currently pending) before the Internal Revenue Service or any other taxing authority (including but not limited to any sales or use tax authority) regarding StarNet and no tax return of StarNet has ever been audited by the Internal Revenue Service or any state or local taxing agency or authority. No tax liens have been filed against any assets of StarNet other than liens for taxes not yet due and payable or for taxes that StarNet is contesting in good faith through appropriate procedures. StarNet has not filed any election under Section 341(f) of the Code. StarNet has withheld with respect to each of its employees and independent contractors all taxes, including but not limited to federal and state income taxes, FICA, Medicare, FUTA and other taxes, required to be withheld, and paid such withheld amounts to the appropriate tax authority within the time prescribed by law.

                  3.7.2 Definition. For the purposes of this Agreement, the terms "tax" and "taxes" include all federal, state, local and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, property transfer, sales, use, employment, license, payroll, ad valorem, documentary, stamp, withholding, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, levies or assessments (whether payable directly or by withholding), and, with respect to any such taxes, any estimated tax, interest, fines and penalties or additions to tax and interest on such fines, penalties and additions to tax.

         3.8      StarNet Financial Statements; No Undisclosed Liabilities.

                  3.8.1    Financial Statements.

                           (a)      StarNet has  delivered to Netopia
(i) StarNet's unaudited balance sheet as of September 30, 1998 and StarNet's unaudited statement of operations, statement of cash flows and statement of changes in stockholders' equity for the fiscal year ended September 30, 1998, (ii) StarNet's unaudited balance sheet as of July 31, 1999 and StarNet's unaudited statements of operations for the ten month period ended on July 31, 1999, and (iii) StarNet's unaudited balance sheet (the "Balance Sheet") as of August 31, 1999 (the "Balance Sheet Date"), and StarNet's unaudited statements of operations for the eleven (11) month period ended on the Balance Sheet Date (all such financial statements of StarNet and the notes thereto are hereinafter collectively referred to as the "StarNet Financial Statements"). The StarNet Financial Statements (x) are derived from and in accordance with the books and records of StarNet, (y) fairly present the financial condition of StarNet at the dates therein indicated and the results of operations for the periods therein specified and (z) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except for the absence of notes to such unaudited financial statements and except that StarNet's unaudited financial statements are subject to normal year-end audit adjustments).

                           (b)      Accounts Receivable. The accounts receivable
shown on the StarNet Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less the allowance for doubtful accounts and returns provided for in the Balance Sheet. Allowances for doubtful accounts and returnsare adequate and have been prepared in accordance with generally accepted accounting principles. The accounts receivable of StarNet arising after the date of the StarNet Balance Sheet and prior to the date hereof arose, and the accounts receivable arising prior to the Effective Time will arise, in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with generally accepted accounting principles. No agreement for deduction or discount has been made with respect to any accounts receivable.

                           (c)      Inventory.  All inventory of StarNet
reflected in the StarNet Balance Sheet or thereafter acquired by StarNet consists of items that are good and merchantable and of a quality and quantity presently usable and salable in the ordinary course of business, except to the extent of any allowance for obsolescence reflected in the StarNet Balance Sheet. All such inventory is valued at the lower of cost or market, with cost being determined by using the first-in, first-out method in accordance with generally accepted accounting principles consistently applied, and in any case represents and will represent not less than the estimated net realizable value thereof. Since the Balance Sheet Date there has not been any revaluation by StarNet of any of its assets, including, without limitation, writing down the value of capitalized inventory other than in the ordinary course of business.

                  3.8.2 No Undisclosed Liabilities. StarNet has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (i) those shown on the Balance Sheet, (ii) those that have been incurred after the Balance Sheet Date in the ordinary course of StarNet's business, consistent with its past practices, and (iii) those incurred in connection with the execution of this Agreement. All reserves established by StarNet and set forth in or reflected in the Balance Sheet are reasonably adequate. At the Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which are not adequately provided for in the Balance Sheet as required by said Statement No. 5.

         3.9 Title to Properties. StarNet has good and marketable title to all of its assets and properties shown on the Balance Sheet (but excluding those sold or disposed of since the Balance Sheet Date in the ordinary course of business, none of which are material), free and clear of all mortgages, deeds of


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

trust, security interests, pledges, liens, charges, or other encumbrances of any kind (other than (i) liens for current taxes that are not yet due and payable, (ii) statutory mechanics', materialmens' and similar liens imposed by operation of law for obligations incurred by StarNet in the ordinary course of its business that are not material in amount and are not currently due and payable),
(iii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iv) liens securing debt which is reflected on the Balance Sheet). The machinery, vehicles, equipment and other tangible personal property owned or leased by StarNet or used in its business are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which StarNet is a party are fully effective and afford StarNet peaceful and undisturbed leasehold possession of the real or personal property that is the subject of the lease. StarNet does not own any real property.

         3.10 Absence of Certain Changes. Except as set forth in Section 3.10 of the StarNet Disclosure Schedule, since the Balance Sheet Date, StarNet has conducted its business in the ordinary course consistent with past practice and there has not been with respect to StarNet any:

                  (a)      Material Adverse Change in the Business of StarNet;

                  (b) amendment or change in the articles of incorporation or Bylaws of StarNet;

                  (c) incurrence, creation or assumption by StarNet of (i) any mortgage, deed of trust, security interest, pledge, lien, charge or other encumbrance of any kind on any of the assets or properties of StarNet; or (ii) any obligation or liability or any indebtedness for borrowed money;

                  (d) offer, issuance or sale of any debt or equity securities of StarNet, or any options, warrants or other rights to acquire from StarNet, directly or indirectly, any debt or equity securities of StarNet;

                  (e) payment or discharge by StarNet of any security interest, lien, claim, or encumbrance of any kind on any asset or property of StarNet, or the payment or discharge of any liability that was not either shown on the Balance Sheet or incurred in the ordinary course of StarNet's business after the Balance Sheet Date in an amount not in excess of $25,000 for any single liability to a particular creditor;

                  (f) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of StarNet other than a purchase, license, sale, assignment or other disposition or transfer (or agreement therefor) made in the ordinary course of StarNet's business that does not involve any transfer of title of, or an exclusive license to, or the creation of any encumbrance on, any software or other proprietary technology of StarNet;

                  (g) damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or likely with the passage of time to have) a Material Adverse Effect on StarNet;

                  (h) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of StarNet, any split, combination or recapitalization of the capital stock of StarNet or any direct or indirect redemption, purchase or other acquisition of any capital stock of StarNet or any change in any rights, preferences, privileges or restrictions of any outstanding security of StarNet;

                  (i) change or increase in the compensation payable or to become payable to any of the officers, directors, or employees of StarNet, or any bonus or pension, insurance or other benefit payment or arrangement
(including  without  limitation  stock  awards,   stock  option  grants,   stock
appreciation rights or stock option grants) made to or with any of such officers, employees or agents except in connection with normal employee salary or performance reviews or otherwise in the ordinary course of StarNet's business;

                  (j) change with respect to the management, supervisory or other key personnel of StarNet;

                  (k) obligation or liability incurred by StarNet to any of its officers, directors or stockholders except for normal and customary compensation and expense allowances payable to officers in the ordinary course of StarNet's business;

                  (l) making by StarNet of any loan, advance or capital contribution to, or any investment in, any officer, director or stockholder of StarNet or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

                  (m) entering into, amendment of, relinquishment, termination or non-renewal by StarNet of any StarNet Agreement (as defined in Section 3.11 hereof) other than in the ordinary course of its business or any written or oral notice by the other party thereto of any material problems with StarNet's services or performance under such StarNet Agreement or its desire to so amend, relinquish, terminate or not renew any such StarNet Agreement;

                  (n) assertion by any subscriber(s) and/or customer(s) of StarNet of any complaint regarding StarNet's services or products;

                  (o) material change in the manner in which StarNet extends discounts, credits or warranties to customers;

                  (p) entering into by StarNet of any transaction, contract or agreement that by its terms requires or contemplates a current and/or future financial commitment, expense (inclusive of overhead expense) or obligation on the part of StarNet involving in excess of $25,000 or that is not entered into in the ordinary course of StarNet's business, or the conduct of any business or operations other than in the ordinary course of StarNet's business;

                  (q) any license, transfer or grant of a right under any StarNet IP Rights (as defined in Section 3.13 below), other than those licensed, transferred or granted in the ordinary course of StarNet's business consistent with its past practices; or

                  (r) any agreement or arrangement made by StarNet to take any action which, if taken before the Agreement Date, would have made any representation or warranty of StarNet set forth in Article 3 of this Agreement untrue or incorrect as of the date when made.

         3.11 Contracts and Commitments/Licenses and Permits. For purposes of this Agreement, "StarNet Agreement" means any of the following:

                  (a) any website hosting, website linking, content or data sharing, data feed, information exchange, advertising, fee sharing, lead or customer referral, commerce, co-branding, framing, service, order or transaction processing or similar agreement;

                  (b) any distributor, OEM (Original Equipment Manufacturer), VAR (Value Added Reseller), sales representative or similar agreement under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product or technology of StarNet;

                  (c) any continuing contract for the future purchase, sale, license, provision or manufacture of products, material, supplies, equipment or services requiring payment to or from StarNet in an amount in excess of $25,000 per annum which is not terminable on ninety (90) or fewer days' notice without cost or other liability to StarNet;

                  (d) any contract or commitment in which StarNet has granted or received most favored customer pricing provisions or exclusive marketing or on-line distribution rights relating to any product or service, group of products or services, market or geographic territory;

                  (e) any contract providing for the development of software, website content or other technology or intellectual property for StarNet, or the license of any software, website content or other technology or intellectual property to StarNet, which software, website content or other technology or intellectual property is used or incorporated (or is contemplated by StarNet to be used or incorporated) (i) in any product currently sold, licensed, leased, distributed or marketed by StarNet or (ii) to provide any service currently provided or marketed by StarNet (other than software generally available to the public at a per copy license fee of less than $2,000 per copy);

                  (f) any joint venture or partnership contract or agreement or other agreement which has involved or is reasonably expected to involve a sharing of profits, expenses or losses with any other party;

                  (g) any contract or commitment for or relating to the employment of any officer, employee or consultant of StarNet or any other type of contract or understanding with any officer, employee or consultant of StarNet that is not immediately terminable by StarNet without cost or other liability;

                  (h) any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

                  (i) any lease or other agreement under which StarNet is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $25,000 per annum;

                  (j) any agreement or arrangement for the sale, licensing or leasing of any assets, properties, products, services or rights having a value in excess of $25,000;

                  (k) any agreement that restricts StarNet from engaging in any aspect of its business, from participating or competing in any line of business or market or that restricts StarNet from engaging in any business in any market or geographic area;

                  (l)      any StarNet IP Rights Agreement (as defined in
Section 3.13);

                  (m) any agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of StarNet or any options, warrants or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefor (or, in the case of any StarNet Option, the StarNet Stock Plan, as such may be amended, and the forms of StarNet Option agreements used by StarNet thereunder);

                  (n) consulting or similar agreement under which StarNet provides any advice or services to a third party for an annual compensation to StarNet of $25,000 per year or more;

                  (o)      any contract with or commitment to any labor union;

                  (p) any contract or arrangement under which StarNet has made any commitment to develop any new technology, to deliver any software currently under development or to enhance or customize any software;

                  (q) any other agreement, contract, commitment or instrument that is material to the business of StarNet or that involves a future commitment by StarNet in excess of $25,000; and

                  (r) any Governmental Permit (as defined in Section 3.14.4).

                  Schedule 3.11 to the StarNet Disclosure Schedule sets forth a list of each of the foregoing (i) written contracts, agreements, commitments or other instruments to which StarNet is a party or to which StarNet or any of its assets or properties is bound and (ii) licenses and permits held by StarNet, that in each case are either in an amount in excess of $25,000 or are otherwise material to the Business of StarNet (collectively, "StarNet Material Agreements"). A true and complete copy of each StarNet Material Agreement required by subsections (a) through (q) of this Section to be listed on Schedule
3.11 to the StarNet Disclosure Schedule and a copy of each Governmental Permit required by subsection (r) of this Section to be listed on Schedule 3.11 to the StarNet Disclosure Schedule has been delivered to Netopia's counsel.

         3.12 No Breach or Default; No Consent Required; No Restrictions. As of the date hereof, StarNet is not in material breach or violation of, or in default under: (a) any StarNet Agreement; or (b) any other contract or agreement (whether written or oral) binding on StarNet or to which StarNet is a party, the breach, violation or default of which by StarNet could (i) adversely affect the ability of StarNet or Netopia to effect the Merger, (ii) result in liability to StarNet, the Surviving Corporation or Netopia as a result of consummation of the Merger and/or the performance of their respective obligations under this Agreement and such party's ancillary agreements or (iii) result in any liability that would be material to StarNet (collectively, a "Significant Agreement"). StarNet does not have any liability for renegotiation of government contracts or subcontracts, if any. Except as set forth in Schedule 3.12 to the StarNet Disclosure Schedule, no consent or approval of any third party is required to ensure that, following the Effective Time, any StarNet Agreement will continue to be in full force and effect without any breach or violation thereof caused by virtue of the Merger or by any other transaction called for by this Agreement or any StarNet Ancillary Agreement. StarNet is not a party to, and no asset or property of StarNet is bound or affected by, any judgment, injunction, order, decree, contract, covenant or agreement (noncompete or otherwise) that restricts or prohibits (or purports to restrict or prohibit) StarNet from freely engaging in any business now conducted by any of them or from competing anywhere in the world (including without limitation any contracts, covenants or agreements restricting the geographic area in which StarNet may sell, license, market, distribute or support any products or technology or provide services, or restricting the markets, customers or industries that StarNet may address in operating their respective businesses), or includes any grants by StarNet of exclusive licenses. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (a) result in a violation or breach of any of the provisions of any StarNet Agreement, (b) give any third party (i) the right to declare a default or exercise any remedy under any StarNet Agreement, (ii) the right to a rebate, chargeback, penalty or change in delivery schedule under any StarNet Agreement, (iii) the right to accelerate the maturity or performance of any obligation of StarNet under any StarNet Agreement, or (iv) the right to cancel, terminate or modify any StarNet Agreement. StarNet has not received any notice or other communication regarding any actual or possible violation or breach by StarNet or the other party thereto of, or default by StarNet or the other party thereto under, any StarNet Agreement.

         3.13     Intellectual Property.

                  3.13.1 StarNet owns, or has the valid right or license to use, possess, sell or license, all Intellectual Property (as defined below) necessary or required for or used in the conduct of the business of StarNet as presently conducted and as presently proposed to be conducted (such Intellectual Property being hereinafter collectively referred to as the "StarNet IP Rights"), and such rights to use, possess, sell or license are sufficient for such conduct of such business. As used herein, the term "Intellectual Property" means, collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, service marks, service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, mask work rights, mask work registrations and applications therefor, franchises, licenses, inventions, trade secrets, know-how, customer lists, supplier lists, proprietary processes and formulae, software source code and object code, algorithms, net lists, architectures, structures, screen displays, layouts, inventions, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format) and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, programmers' notes, memoranda and records. Schedule 3.13 to the StarNet Disclosure Schedule lists each item of Intellectual Property owned, and each item of Intellectual Property licensed (excluding licensed "off the shelf" or licensed "shrink-wrapped" software), by StarNet.

                  3.13.2 Neither the execution, delivery and performance of this Agreement or the Certificate of Merger, nor the consummation of the Merger and the other transactions contemplated hereby and/or by StarNet Ancillary
Agreements will (a) constitute a breach of or default under any instrument, contract, license or other agreement governing any StarNet IP Right to which StarNet is a party (collectively, the "StarNet IP Rights Agreements"), (b) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any StarNet IP Right or (c) impair the right of StarNet or the Surviving Corporation to use, possess, sell or license any StarNet IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by StarNet to any third person by reason of the ownership, use, possession, license, sale, marketing, advertising or disposition of any StarNet IP Rights by StarNet.

                  3.13.3 Neither the manufacture, marketing, license, sale, furnishing or intended use of any product or service currently licensed, utilized, sold, provided or furnished by StarNet or currently under development by StarNet violates or will violate any license or agreement between StarNet and any third party or infringes, will infringe or misappropriates any Intellectual Property Right of any other party; and there is no pending or, to the knowledge of StarNet, threatened claim or litigation contesting the validity, ownership or right of StarNet to use, possess, sell, market, advertise, license or dispose of any StarNet IP Right, nor is there any reasonable basis for any such claim, nor has StarNet received any notice asserting that any StarNet IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor is there any basis for any such assertion.

                  3.13.4 No employee,  consultant or  independent  contractor of
StarNet: (a) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, noncompetition agreement or any other contract or agreement with any other party by virtue of such employee's, consultant's, or independent contractor's being employed by, or performing services for, StarNet using trade secrets or proprietary information of others, or that would be reasonably likely to have a Material Adverse Effect on StarNet; or (b) has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for StarNet that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including without limitation Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work or any Intellectual Property related thereto. The employment of any employee of StarNet or the use by StarNet of the services of any consultant or independent contractor does not subject StarNet to any liability to any third party.

                  3.13.5 StarNet has taken all necessary and appropriate steps to protect, preserve and maintain the secrecy and confidentiality of the StarNet IP Rights and all of StarNet's ownership interests and proprietary rights therein. All officers, employees and consultants of StarNet having access to proprietary information of StarNet, its customers or business partners, have executed and delivered to StarNet an agreement regarding the protection of such proprietary information and the assignment of inventions to StarNet; and copies of the form of all such agreements have been delivered to Netopia's counsel. StarNet has secured valid and enforceable written assignments from all consultants, contractors and employees who were involved in, or who contributed to, the creation or development of any StarNet IP Rights, of the rights to such contributions that StarNet does not already own by operation of law. No current or former employee, officer, director, consultant or independent contractor of StarNet has any right, license, claim or interest whatsoever in or with respect to any StarNet IP Rights.

                  3.13.6 Schedule 3.13.6 to the StarNet Disclosure Schedule contains a complete list of (i) all worldwide registrations of any patents, copyrights, mask works, trademarks, service marks, Internet domain names or Internet or World Wide Web URLs or addresses with any governmental or quasi-governmental authority or other body, (ii) all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by StarNet to secure, perfect or protect its interest in StarNet IP Rights, including, without limitation, all patent applications, copyright applications, and applications for registration of trademarks and service marks, (iii) all unregistered copyrights, trademarks and service marks. All patents, and all registered trademarks, service marks, Internet domain names, Internet or World Wide Web URLs or addresses and copyrights held by StarNet are valid, enforceable and subsisting.

                  3.13.7 Schedule 3.13.7 to the StarNet Disclosure Schedule contains a complete list of (i) all licenses, sublicenses and other agreements as to which StarNet is a party and pursuant to which any person or entity is authorized to use any StarNet IP Rights, and (ii) all licenses, sublicenses and other agreements as to which StarNet is a party and pursuant to which StarNet is authorized to use any third party patents, trademarks, Internet domain names, Internet or World Wide Web URLs or addresses, copyrights, or other Intellectual Property right, including but not limited to software ("Third Party IP Rights") which would otherwise be infringed by, or are incorporated in, or form a part of, any product or service sold, licensed, distributed, provided or marketed by StarNet. Any use by StarNet or its employees of any Intellectual Property right of a third party, or any third party software, is pursuant to valid license or similar agreements, and StarNet does not have any liability for unauthorized use of third party software.

                  3.13.8 Neither StarNet nor any other party acting on its or their behalf, has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party, of any StarNet Source Code (as defined below). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the disclosure or delivery to any party of any StarNet Source Code (as defined below). Schedule 3.13.8 of the StarNet Disclosure
Schedule identifies each contract, agreement and instrument (whether written or oral) pursuant to which StarNet has deposited, or is or may be required to deposit, with an escrowholder or any other party, any StarNet Source Code and further describes whether the execution of this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby, in and of itself, would reasonably be expected to result in the release from escrow of any StarNet Source Code. As used in this Section 3.13.8, "StarNet Source Code" means, collectively, any software source code, or any material portion or aspect of the software source code, or any material proprietary information or algorithm contained in or relating to any software source code, of any StarNet IP Rights or any other product marketed by StarNet.

                  3.13.9 To StarNet's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any StarNet IP Rights or any Intellectual Property Right of StarNet by any third party, including any employee or former employee of StarNet. Except with respect to certain OEM (Original Equipment Manufacturer) agreements, as set forth in Schedule 3.13.9, StarNet has not agreed to indemnify any person for any infringement of any Intellectual Property of any third party by any product or service that has been sold, licensed, leased, supplied, marketed, distributed, or provided by StarNet.

                  3.13.10 All software developed by StarNet and licensed by StarNet to customers and all other products manufactured, sold, licensed, leased or delivered by StarNet to customers and all services provided by StarNet to customers on or before the Closing Date conform in all material respects to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers, and StarNet does not have any liability (and, to StarNet's knowledge, there is no reasonable basis for any present or future Claim against StarNet giving rise to any liability) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Balance Sheet. Since January 1, 1999, StarNet has not had any of its respective products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any material amount of revenue recognized by StarNet on any of its financial statements from such purchases. StarNet is not under any liability or obligation, and no such outstanding claim has been made, with respect to the return of inventory or products in the possession of customers, licensees, distributors, retailers, or end users.

                  3.13.11 All of the software developed, owned, licensed (excluding licensed "shrink wrapped" or licensed "off the shelf" software) and/or marketed or distributed by StarNet or owned or developed by StarNet and utilized in connection with products and services of StarNet is Year 2000 Compliant (as defined below). "Year 2000 Compliant" means, as applied to software, that: (i) such software will operate and correctly store, represent and process (including sort) all dates (including single and multi-century formulas and leap year calculations), such that material errors will not occur when the date being used is in the Year 2000, or in a year preceding or following the Year 2000; (ii) such software has been written and tested to support numeric and date transitions from the twentieth century to the twenty-first century, and back (including without limitation all calculations, aging, reporting, printing, displays, reversals, disaster and vital records recoveries) without material error, corruption or impact to current and/or future operations; and (iii) such software will function without material error or interruption related to any date information, specifically including errors or interruptions from functions which may involve date information from more than one century.

         3.14     Compliance with Laws.

                  3.14.1 StarNet has complied, and is now and at the Closing Date will be in compliance with, all applicable federal, state, local or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or to its assets, properties, and business (and any regulations promulgated thereunder) (collectively, "Applicable Law"), except where non-compliance with Applicable Laws would result in liability (individually or in the aggregate) of less than $25,000.

                  3.14.2 StarNet has at all times made all consumer disclosures required by Applicable Law and none of the disclosures made to consumers using products or services of StarNet have been inaccurate, misleading or deceptive.

                  3.14.3 StarNet has at all times been in compliance with Applicable Laws relating to the privacy of users of the products and services of StarNet.

                  3.14.4 StarNet holds all permits, licenses and approvals from, and has made all filings with, government (and quasi-governmental) agencies and authorities, that are necessary for StarNet to conduct its present business without any violation of Applicable Law ("Governmental Permits"), except where any non-compliance with Governmental Permits would result in liability
(individually or in the aggregate) of less than $25,000, and all such Governmental Permits are in full force and effect. StarNet has not received any notice or other communication from any Governmental Authority (or quasi-governmental authority) regarding (a) any actual or possible violation of law or any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit.

                  3.14.5 Neither StarNet nor, to StarNet's knowledge, any director, officer, agent or employee of StarNet, has, for or on behalf of StarNet, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

         3.15 Certain Transactions and Agreements. To StarNet's knowledge, none of the officers, directors, employees or stockholders of StarNet, nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with, StarNet (except with respect to any interest in less than one percent (1%) of the stock of any corporation whose stock is publicly traded). None of said officers, directors, employees or stockholders or any member of their immediate families, is a party to, or otherwise interested in, any contract or informal arrangement with StarNet, except for normal compensation for services as an officer, director or employee thereof that have been disclosed to Netopia and except for agreements related to the purchase of the stock of StarNet by, or the grant of StarNet Options to, such persons. None of said officers, directors, employees, stockholders or family members has any interest in any property, real or personal, tangible or intangible (including but not limited to any StarNet IP Rights or any other Intellectual Property) that is used in, or that pertains to, the business of StarNet, except for the normal rights of a stockholder.

         3.16     Employees, ERISA and Other Compliance.

                  3.16.1 StarNet is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, immigration, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters. A list of all employees, officers and consultants of StarNet and their current title and/or job description and compensation is set forth on Schedule 3.16.1 to the StarNet Disclosure Schedule. StarNet does not have any employment contracts or consulting agreements or contracts with a professional employer organization or other entity which provides employee benefits to individuals that provide services to StarNet currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

                  3.16.2 StarNet (i) now is not, nor has ever been, subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization or (iv) does not have any current labor disputes. StarNet has good labor relations, and has no knowledge of any facts indicating that the consummation of the Merger or any of the other transactions contemplated hereby will have a material adverse effect on such labor relations, and has no knowledge that any of its key employees intends to leave their employ. To StarNet's knowledge, all of the employees of StarNet are legally permitted to be employed by StarNet in the United States of America in their current job capacities. A list of all employees of StarNet is set forth on
Schedule 3.16.2 to the StarNet Disclosure which provides, with respect to each employee, information as to that employee's citizenship, and, if not a citizen of the United States, the status and duration of that employee's visa and/or work permit, if any, providing a legal basis for employment.

                  3.16.3 StarNet does not have any pension plan which constitutes, or has since the enactment of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") constituted, a "multiemployer plan" as defined in Section 3(37) of ERISA. No pension plan of StarNet is subject to Title IV of ERISA.

                  3.16.4 (a) Schedule 3.16.4 to the StarNet Disclosure Schedule lists all employment and consulting agreements, all severance agreements, pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by StarNet or trade or business which is treated as a single employer with StarNet within the meaning of Code Section 414(b), (c), (m) or (o) (each an "ERISA Affiliate") (the "StarNet Benefit Arrangements"), including without limitation all "employee benefit plans" as defined in Section 3(3) of ERISA. Except as disclosed in Schedule 3.16.4 to the StarNet Disclosure Schedule, each of the Employee Plans, and its operation and administration, is in compliance in all material respects with each of the respective Employee Plans' terms and with all applicable federal, state, local and other governmental laws and ordinances, orders, rules and regulations, including the requirements of ERISA and the Code. Except as disclosed in Schedule 3.16.4 to the StarNet Disclosure Schedule, all such Employee Plans that are "employee pension benefit plans" (as defined in Section 3(2) of ERISA) which are intended to qualify under Section 401(a) of the Code have received favorable determination opinion, notification or advisory letters with respect to such plans that such plans comply with the Tax Reform Act of 1986 or have remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Employee Plan. In addition, StarNet has never been a participant in any "prohibited transaction," within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which StarNet sponsors as employer or in which StarNet participates as an employer, which would impose a material penalty on StarNet or which was not otherwise exempt pursuant to Section 408 of ERISA (including, but not limited to, any individual exemption granted under Section 408(a) of ERISA), or which could result in an exercise tax under the Code. Except as disclosed in Schedule 3.16.4 to the StarNet Disclosure Schedule, no employee of StarNet and no person subject to any StarNet health plan has made medical claims through such health plan during the twelve months preceding the date hereof for more than $25,000 in the aggregate.

                           (b) StarNet has delivered to Netopia or its counsel a
complete and correct copy of each StarNet Benefit
Arrangement.

                           (c) StarNet has timely filed and delivered to Netopia
and its counsel the most recent annual report (Form
5500) for each StarNet Benefit Arrangement that is an "employee benefit plan" as defined under ERISA.

                           (d) All  contributions  due from StarNet with respect
to any of StarNet Benefit Arrangements have been made or have been accrued on StarNet's financial statements, (including without limitation the StarNet Financial Statements) and no further contributions will be due or will have accrued thereunder as of the Closing Date.

                  3.16.5 There has been no amendment to, written interpretation or announcement (whether or not written) by StarNet relating to, or change in employee participation or coverage under, any StarNet Benefit Arrangement that would increase materially the expense of maintaining such StarNet Benefit Arrangement above the level of the expense incurred in respect thereof for StarNet's fiscal year ended September 30, 1998. Each StarNet Benefit Arrangement may be terminated effective immediately, and any benefits distributed thereunder, without additional liability for premium or other payments (other than benefit payments in the normal course of administration) and without causing liquidation, surrender or any other fees or charges to be imposed on the StarNet Benefit Arrangement, StarNet, or any participant or beneficiary of the terminating StarNet Benefit Arrangement.

                  3.16.6 The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of StarNet are in compliance, in all material respects, with (a) the continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA, (b) the Americans with Disabilities Act of 1990, as amended, and (c) the Family Medical and Leave Act of 1993, as amended, and the regulations thereunder, with respect to any of StarNet Benefit Arrangements, covered employees, or qualified beneficiaries.

                  3.16.7 No benefit payable or which may become payable by StarNet pursuant to any StarNet Benefit Arrangement or as a result of or arising under this Agreement or the Certificate of Merger will constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code. StarNet is not a party to any: (a) agreement with any officer or other key employee of StarNet (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving StarNet in the nature of the Merger or any of the other transactions contemplated by this Agreement, the Certificate of Merger or any StarNet Ancillary Agreement, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment; or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of the Merger or any of the other transactions contemplated by this Agreement, the Certificate of Merger or any StarNet Ancillary Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, the Certificate of Merger or any StarNet Ancillary Agreement.

         3.17 Corporate Documents. StarNet has made available to Netopia for examination true and complete copies of all documents and information listed in the StarNet Disclosure Schedule or in any schedule thereto or in any other exhibit or schedule called for by this Agreement which have been requested by Netopia's legal counsel, including, without limitation, the following: (a) copies of the certificate of incorporation, bylaws or other organizational agreements of StarNet as currently in effect; (b) the minute books containing all records of all proceedings, consents, actions, and meetings of the stockholders, board of directors and any committees thereof of StarNet; (c) the stock ledger and journal reflecting all issuances and transfers of the stock of StarNet; (d) all permits, orders, and consents issued by, and filings by StarNet with, any regulatory agency with respect to StarNet, or any securities of StarNet, and all applications for such permits, orders, and consents; and (e) all the StarNet Material Agreements.

         3.18 No Brokers. Neither StarNet nor any affiliate of StarNet is obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with the Merger or any other transaction contemplated by this Agreement, and Netopia will not incur any liability, either directly or indirectly, to any such investment banker, broker, finder or similar party as a result of, any act or omission of StarNet, any of its employees, officers, directors, stockholders, agents or affiliates (except as provided in Section 12.7).

         3.19     Books and Records.

                  3.19.1 The books, records and accounts of StarNet (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with reasonable business practices and customary internal controls procedures on a basis consistent with prior years, and (c) accurately and fairly reflect the transactions and dispositions of the assets of StarNet.

                  3.19.2 StarNet has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and
(ii) to maintain accountability for assets; and (c) the amount recorded for assets on the books and records of StarNet is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         3.20 Insurance. During the prior two years, StarNet has maintained, and now maintains, policies of insurance and bonds of the type and in amounts that are reasonably adequate and are customarily carried by persons conducting businesses or owning assets similar in type and size to those of StarNet, including without limitation all legally required workers' compensation insurance and errors and omissions, casualty, fire and general liability insurance. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and StarNet is otherwise in compliance with the terms of such policies and bonds. StarNet has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. All policies of insurance now held by StarNet are set forth in Schedule 3.20 to StarNet Disclosure Schedule, together with the name of the insurer under each policy, the type of policy, the policy coverage amount and any applicable deductible.

         3.21     Environmental Matters.

                  3.21.1 StarNet is in compliance with all applicable Environmental Laws (as defined below), which compliance includes the possession by StarNet of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. StarNet has not received any written notice or other written communication, whether from a governmental body, citizens groups, employee or otherwise, that alleges that StarNet is not in compliance with any Environmental Law, and there are no circumstances that may prevent or interfere with the compliance by StarNet with any current Environmental Law in the future. No current or prior owner of any property leased or controlled by StarNet has received any notice or other communication (in writing or otherwise), whether from a government body, citizens group, employee or otherwise, that alleges that such current or prior owner or StarNet is not in compliance with any
Environmental Law. All governmental authorizations currently held by StarNet pursuant to any Environmental Law (if any) are identified in Schedule 3.21 of StarNet Disclosure Schedule. StarNet does not have any liability under any Environmental Law and has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against StarNet giving rise to any liability for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental Law. All properties and equipment used in the business of StarNet has been free of
asbestos,       PCB's,       methylene       chloride,        trichloroethylene,
1,2-trans-dichloroethylene, dioxins, dibenzofurans, and other Material of Environmental Concern.


                  3.21.2 For purposes of this Section 3.21: (i) "Environmental Law" means any present federal, California, or local California statute, law, or regulation relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Material of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law.

         3.22 Voting Agreement; Irrevocable Proxies. Holders of at least 60% of the issued and outstanding shares of StarNet Common Stock and Preferred Stock have agreed in writing to vote for the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby (and to vote against proposals conflicting or inconsistent with this Agreement and the Merger) pursuant to the voting agreement attached hereto in the form of Exhibit G ("Voting Agreement") and pursuant to Irrevocable Proxies in the form attached as Exhibit A thereto ("Irrevocable Proxies").

         3.23 Votes Required. The affirmative vote of the holders of at least 60% of the shares of StarNet Common Stock and shares of StarNet Preferred Stock outstanding on the Record Date (as defined below), voting together as one class, is the only vote of the holders of any of the shares of StarNet's capital stock necessary to approve this Agreement and the other transactions contemplated hereby. As used in this Section 3.23, the term "Record Date" means the record date for determining those stockholders of StarNet who are entitled to vote at the StarNet Stockholder Vote.

         3.24 Board Approval.  The Board of Directors of StarNet has unanimously
(i) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that the Merger is in the best interests of the stockholders of StarNet and is on terms that are fair to such stockholders and (iii) voted to submit this Agreement, the Merger and the other transactions contemplated hereby to the vote and approval of StarNet's stockholders.

         3.25 No Existing Discussions. Neither StarNet nor any director, officer, stockholder, employee or agent of StarNet is engaged, directly or indirectly, in any discussions or negotiations with any third party relating to any Alternative Transaction (as defined in Section 5.11) or in violation of any agreement to which StarNet or its assets are bound relating to any Alternative Transaction.

         3.26     Disclosure.

                  (a) Neither this Agreement, its exhibits and schedules and the StarNet Disclosure Schedule, nor any of the certificates or documents to be delivered by StarNet to Netopia under this Agreement, or any other documents delivered by StarNet to Netopia regarding StarNet's business (past or present), or activities taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                  (b) None of the information supplied or to be supplied by or on behalf of StarNet that relates to StarNet for inclusion in the Information Statement will, as of the date the Information Statement is first sent to the stockholders of StarNet in connection with the StarNet Stockholders Vote, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, that StarNet shall not be responsible for any statement, information or omission relating to Netopia or Sub or any other information supplied or to be supplied on behalf of Netopia.

         3.27 Bank Accounts and Insurance. Section 3.27 of the StarNet Disclosure Schedule sets forth the names and locations of all banks, trusts, companies, savings and loan associations and other financial institutions at which StarNet maintains deposit account or other accounts of any nature, the names of all persons then authorized to draw on, or make withdrawals from, such accounts and the amount of any funds then on deposit therein.

                                    ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF NETOPIA AND SUB

         Netopia and Sub hereby represent and warrant to StarNet that, except as set forth in the letter addressed to StarNet from Netopia and dated as of the Agreement Date which has been delivered by Netopia to StarNet concurrently
herewith   (the   "Netopia   Disclosure   Schedule"),   each  of  the  following
representations, warranties and statements in this Article 4 are true and correct as of the Agreement Date and will be true and correct on and as of the Closing Date:

         4.1 Organization and Good Standing. Netopia is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect on Netopia, and is qualified to transact business, and is in good standing, in each jurisdiction in which its failure to be so qualified would have a Material Adverse Effect on Netopia's Business. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as proposed to be conducted, except where the failure to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect on Sub, and is qualified to transact business, and is in good standing, in each jurisdiction in which its failure to be so qualified would have a Material Adverse Effect on Sub's Business. Netopia owns all of the issued and outstanding stock of Sub.

         4.2      Power, Authorization and Validity.

                  4.2.1 Power and Authority. Netopia has all requisite corporate power, capacity and authority to enter into, execute, deliver and perform its obligations under, this Agreement and all the Netopia Ancillary Agreements and to issue the shares of Netopia Common Stock and Netopia Options in the Merger in accordance with this Agreement. The execution, delivery and performance of this Agreement and each of the Netopia Ancillary Agreements by Netopia have been duly and validly approved and authorized by all necessary corporate action of Netopia's Board of Directors in compliance with applicable law (including without limitation the DGCL) and Netopia's Certificate of Incorporation and Bylaws, each as amended. Sub has all requisite corporate power, capacity and authority to execute, deliver and perform its obligations under this Agreement and all the Sub Ancillary Agreements. The execution, delivery and performance of this Agreement and each of the Sub Ancillary Agreements by Sub have been duly and validly approved and authorized by all necessary corporate action of Sub's Board of Directors and sole stockholder Sub in compliance with applicable law (including without limitation the DGCL) and Sub's Certificate of Incorporation and Bylaws, each as amended.

                  4.2.2 No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other Governmental Authority or any other person or entity, governmental or otherwise, is necessary or required to be made or obtained by Netopia or Sub to enable Netopia and Sub to lawfully execute and deliver, enter into, and to perform their respective obligations under, this Agreement, the Netopia Ancillary Agreements or the Sub Ancillary Agreements, respectively, and for Sub to consummate the Merger, except for: (a) the filing of the Certificate of Merger with the Delaware Secretary of State (and comparable filings with the California Secretary of State) and any such further documents as may be required under the DGCL or CCSL to effect the Merger; (b) the filing by Netopia with the SEC or any state securities law authorities of any notices or filings required in connection with the exemptions from the registration or qualification requirements of the 1933 Act and/or applicable state securities laws which Netopia relies on in issuing shares of Netopia Common Stock pursuant to this Agreement; (c) the filing by Netopia of such reports and information with the SEC under the 1934 Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (d) such other filings as may be required by the Nasdaq Stock Market with respect to the Merger and the other transactions contemplated by this Agreement, and the issuance of the shares of Netopia Common Stock and the Netopia Options to be issued by Netopia in the Merger; and (e) such filings, as may be required under the HSR Act.

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

                  4.2.3 Enforceability. This Agreement and the Netopia Ancillary Agreements are, or when executed by Netopia will be, assuming due authorization, execution and delivery by StarNet, valid and binding obligations of Netopia, enforceable against Netopia in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. This Agreement and the Sub Ancillary Agreements are, or when executed by Sub will be, assuming due authorization, execution and delivery by StarNet, valid and binding obligations of Sub, enforceable against Sub in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

         4.3 No Conflict. Neither the execution and delivery of this Agreement nor any of the Netopia Ancillary Agreements or Sub Ancillary Agreements by Netopia or Sub, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of: (i) any provision of the Certificate of Incorporation or Bylaws or other charter documents of Netopia or Sub as currently in effect; (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Netopia or Sub or any of their respective assets or properties; or
(iii) any material mortgage, indenture, lease, contract, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to which Netopia or Sub is a party or by which Netopia or Sub or any of their respective assets are bound.

         4.4 Validity of Shares. The shares of Netopia Common Stock to be issued pursuant to the Merger, when issued in accordance with the terms hereof and the Certificate of Merger, will be duly authorized, validly issued, fully paid and non-assessable and, subject to the accuracy of the representations made by StarNet's shareholders to Netopia, will be issued in compliance with the securities and blue sky laws of all jurisdictions which are applicable in connection with the Merger.

         4.5 Information Statement. None of the information supplied or to be supplied by or on behalf of Netopia that relates to Netopia for inclusion in the Information Statement will, as of the date such Information Statement is first provided to the stockholders of StarNet in connection with the StarNet Stockholders Vote (provided Netopia has first had an opportunity to review and revise such Information Statement before it is provided to StarNet's stockholders), contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, that Netopia shall not be responsible for any statement, information or omission relating to StarNet or any other information supplied or to be supplied on behalf of StarNet.

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

         4.6 SEC Filings; Financial Statements. Netopia has made available to StarNet accurate and complete copies of Netopia's Annual Report on Form 10-K for the year ended September 30, 1998, each Quarterly Report on Form 10-Q filed by Netopia since that date, and Netopia's Registration Statement on Form S-3 declared effective by the SEC on or about August 4, 1999 (the "Netopia SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a subsequent filing before the Agreement Date, then on the date of such subsequent filing): (i) each of the Netopia SEC Documents complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act (as the case may be); and (ii) none of the Netopia SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Netopia, including the notes thereto, included in the Netopia SEC Documents (the "Netopia Financial Statements") were complete and correct in all material respects as of their respective filing dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in Quarterly Reports on Forms 10-Q). The Netopia Financial Statements fairly present the consolidated financial condition and operating results of Netopia and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Netopia accounting policies except as described in the notes to the Netopia Financial Statements.

         4.7 Recent Developments. Since the effective date of Netopia's most recent registration statement on Form S-3 filed with the SEC (August 4, 1999), there has not been any development that has not otherwise been publicly disclosed constituting a Material Adverse Change in the Business of Netopia.

         4.8 Disclosure. Neither this Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by Netopia to StarNet under this Agreement, or any other documents delivered by Netopia to StarNet regarding Netopia's business (past or present), or activities taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                                    ARTICLE 5
                        PRE-CLOSING COVENANTS OF STARNET

         StarNet covenants and agrees with Netopia that during the time period from the Agreement Date until the earlier to occur of (i) the Effective Time or
(ii) the termination of this Agreement in accordance with Article 10:

         5.1 Advice of Changes.  StarNet will promptly advise Netopia in writing
(a) of any event occurring after the Agreement Date that would render any representation or warranty of StarNet contained in Article 3 of this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate and (b) of any Material Adverse Change in StarNet's Business.

         5.2 Maintenance of Business. StarNet will use its best efforts consistent with past practices and policies to carry on and preserve its business and its relationships with customers, advertisers, suppliers, employees, and others with whom StarNet has contractual relations in substantially the same manner as it has before the Agreement Date. If StarNet becomes aware of a material deterioration in the relationship with any key customer, key advertiser, key supplier or key employee, it will promptly bring such information to the attention of Netopia in writing and, if requested by Netopia, will exert its best efforts to promptly restore the relationship.

         5.3 Conduct of Business. StarNet will continue to conduct its business and maintain its business relationships in the ordinary and usual course, in substantially the same manner as heretofore conducted, and StarNet will not, without the prior written consent and approval (which may be given verbally to be promptly followed by written confirmation) of Netopia:

                  (a) borrow or lend any money, other than reasonable and normal advances to employees for bona fide travel expenses that are incurred in the ordinary course of StarNet's business consistent with StarNet's past practices or borrowings of money from Netopia;

                  (b) enter into any material transaction or agreement or take any other action not in the ordinary course of StarNet's business;

                  (c) grant any lien, security interest, or other encumbrance on any of its assets;

                  (d) sell, transfer or dispose of any of its assets except in the ordinary course of StarNet's business consistent with StarNet's past practices;

                  (e) enter into any material lease or contract for the purchase or sale of any property, whether real or personal, tangible or intangible;

                  (f) pay any bonus, increased salary or special remuneration to any officer, director, employee or consultant or enter into any new employment or consulting agreement with any such person;

                  (g)      change any of its accounting methods;

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

                  (h) declare, set aside or pay any cash or stock dividend or other distribution in respect of its capital stock, redeem, repurchase or otherwise acquire any of its capital stock or other securities (except for the repurchase of stock from employees, directors, consultants or contractors of StarNet in connection with the termination of their services with StarNet at the original purchase price of such stock), pay or distribute any cash or property to any stockholder or security holder of StarNet or make any other cash payment to any stockholder or security holder of StarNet that is unusual, extraordinary, or not made in the ordinary course of StarNet's business consistent with its past practices;

                  (i) amend or terminate any contract, agreement or license to which StarNet is a party except those amended or terminated in the ordinary course of StarNet's business, consistent with its past practices, and which are not material in amount or effect;

                  (j) guarantee or act as a surety for any obligation of any third party;

                  (k) waive or release any material right or claim except in the ordinary course of StarNet's business, consistent with StarNet's past practice;

                  (l) issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or securities ultimately exchangeable for, or convertible into, shares of its capital stock; provided, however, that notwithstanding the foregoing, (a) StarNet may issue shares of StarNet Common Stock issuable upon the exercise, conversion or exchange of StarNet Options that are outstanding on the Agreement Date in accordance with their terms as now in effect and (b) StarNet may grant initial stock options to newly hired StarNet employees under the StarNet Stock Plan in the ordinary course of StarNet's business in amounts, on terms and to such employees, as are consistent with StarNet's past practices for granting initial options to new employees; where each such StarNet Option has an exercise price equal to the fair market value of StarNet Common Stock as of the date such StarNet Option is granted, and the right to exercise such StarNet Option vests on a vesting schedule consistent with past vesting practices, except that, with respect to such StarNet Options granted after the Agreement Date, the vesting of such StarNet Options shall not accelerate at any time by reason of the Merger or this Agreement;

                  (m) subdivide or split or combine or reverse split the outstanding shares of its capital stock of any class or series or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or series or affecting any other of its securities;

                  (n) merge, consolidate or reorganize with, or acquire, or enter into any other business combination with, any corporation, partnership, limited liability company or any other entity or enter into any negotiations, discussions or agreement for such purpose;

                  (o) amend its articles of incorporation or Bylaws except as expressly contemplated by this Agreement;

                  (p) license any of its technology or Intellectual Property, or acquire any Intellectual Property (or any license thereto) from any third party except for any such license granted or obtained in the ordinary course of StarNet's business;

                  (q)      materially change any insurance coverage;

                  (r) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have first been delivered to Netopia for its review at a reasonable time before filing (provided, however, that Netopia will not unreasonably withhold its consent to any of the foregoing);

                  (s) modify or change the exercise or conversion rights or exercise or purchase prices of any capital stock of StarNet, any StarNet stock options, or accelerate or otherwise modify (i) the right to exercise any option, warrant or other right to purchase any capital stock or other securities of StarNet or (ii) the vesting or release of any shares of capital stock or other securities of StarNet from any repurchase options or rights of refusal held by StarNet or any other party or any other restrictions; or

                  (t) agree to do any of the things described in the preceding clauses 5.3(a) through 5.3(s).

         5.4 Waiver of Closing Conditions; Delivery of Certain Closing Documents. On or before September 30, 1999, StarNet shall deliver to Netopia (i) a written instrument confirming that the conditions to the obligation of StarNet to consummate the Merger, as provided in Article 8 of this Agreement, have been deemed to have been satisfied (and upon receipt by Netopia of such written instrument, StarNet's power to terminate this Agreement, as provided in Section
10.2.3 of this Agreement, shall expire), and (ii) the certificates contemplated by Sections 9.1, 9.2 and 9.3, dated as of September 30, 1999, executed copies of the Non-Competition Agreements contemplated by Section 9.9(a) and (b), a copy of the Escrow Agreement contemplated by Section 9.10 executed by the Representative and substantially all of the StarNet Stockholders, a copy of the Rights Agreement contemplated by Section 9.15 executed by substantially all of the StarNet Stockholders, a copy of the Shareholder Representation Letter contemplated by Section 9.16 executed by substantially all of the StarNet Stockholders, evidence of termination of any StarNet Rights Agreement as contemplated by Section 9.17, and evidence of termination of any outstanding warrant to acquire shares of StarNet stock as contemplated by Section 9.18.

         5.5 Information for Private Placement Exemptions. StarNet shall use its best efforts to assist Netopia in obtaining and ascertaining the accuracy of all information from StarNet's security holders deemed reasonably necessary by

Netopia and its counsel to establish the availability of an exemption or exemptions from registration under Section 4(2) of the 1933 Act and/or Regulation D promulgated under the 1933 Act for the issuance of Netopia Common Stock and any other Netopia securities to StarNet security holders in connection with the Merger.

         5.6 Approval of StarNet's Stockholders. StarNet shall call and hold a meeting of its stockholders or shall solicit the written consent of its stockholders at the earliest practicable date to submit this Agreement and the Merger and approval of any related agreements or transactions, including, without limitation, any necessary amendment to the StarNet Articles, for the consideration and approval of the stockholders of StarNet, which approval shall be recommended by StarNet's Board of Directors (the vote taken at such meeting of the stockholders of StarNet or by the solicitation of such written consent of the stockholders of StarNet is hereinafter referred to as the "StarNet Stockholder Vote"). Such meeting of StarNet's stockholders shall be called, held and conducted, and any proxies or written consents shall be solicited, in compliance with StarNet's Articles of Incorporation and Bylaws, both as amended, and in compliance with applicable law. StarNet will cause the Information Statement to be sent to the stockholders of StarNet in connection with a meeting of StarNet's stockholders to be delivered to each stockholder of StarNet within any time period required by StarNet's Articles of Incorporation and Bylaws, each as amended, and/or required by applicable law. StarNet will not put any proposal up for the vote of its stockholders (as part of the StarNet Stockholder Vote or otherwise) other than the proposal to approve and adopt this Agreement, the Merger and the other transactions contemplated hereby, including any necessary amendment to the StarNet Articles, without obtaining Netopia's prior written consent to do so, which consent will not be unreasonably withheld, consistent with the provisions, purposes and intent of this Agreement.

         5.7 Information Statement. StarNet will be solely responsible for any statement, information or omission in the Information Statement relating to StarNet to be sent to the stockholders of StarNet in connection with the StarNet Stockholder Vote, and the information supplied or to be supplied by or on behalf of StarNet that relates to StarNet for inclusion in the Information Statement to be provided to the stockholders of StarNet in connection with the StarNet Stockholder Vote will, as of the date such Information Statement is first provided to the stockholders of StarNet, conform to the representation made by StarNet in Section 3.26; provided, however, that StarNet shall not be responsible for any statement, information or omission (including without limitation information relating to Netopia) that was expressly supplied by Netopia for use in the Information Statement that is contained in the Information Statement, so long as such statement or information is not changed from the form in which it was provided by Netopia to StarNet for inclusion in the Information Statement (unless Netopia expressly approves such change).

         5.8 Regulatory Approvals. StarNet will promptly execute and file, or join in the execution and filing, of any application, notification or any other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether federal, state, local or foreign, which may be reasonably required, or which Netopia may reasonably request, in connection with the consummation of the Merger or any other transactions contemplated by this Agreement or any StarNet Ancillary Agreement. StarNet will use its best efforts to obtain, and to cooperate with Netopia to promptly obtain, all such authorizations, approvals and consents, including without limitation, any approvals, authorizations, or consents under the HSR Act.

         5.9 Necessary Consents. StarNet will use its best efforts to promptly obtain such written consents and authorizations of third parties, give notices to third parties and take such other actions as may be necessary or appropriate in addition to those set forth in the foregoing Sections of this Article 5 in order to effect the consummation of the Merger and the other transactions contemplated by this Agreement and to enable Netopia to carry on StarNet's business immediately after the Effective Time.

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

         5.10 Litigation. StarNet will notify Netopia in writing promptly after learning of any Claim by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by it to be threatened against StarNet or any of their officers, directors, employees or stockholders in their capacity as such.

         5.11 No Other Negotiations. During the time period commencing on the Agreement Date and ending on the earlier to occur of (a) termination of this Agreement in accordance with the provisions of Article 10 or (b) consummation of the Merger, StarNet will not, and StarNet will not authorize, encourage or permit any officer, director, employee, stockholder, affiliate or agent of StarNet or any other person on StarNet's or their behalf to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of, any offer or proposal from any party concerning any Alternative Transaction (as defined below) or take any other action that could reasonably be expected to lead to an Alternative Transaction or a proposal therefor; (ii) actively consider any inquiry, offer or proposal received from any party concerning any Alternative Transaction; (iii) furnish any information regarding StarNet to any person or entity in connection with or in response to any inquiry, offer or proposal for or regarding any Alternative Transaction; (iv) participate in any discussions or negotiations with any person or entity with respect to any Alternative Transaction; (v) otherwise cooperate with, facilitate or encourage any effort or attempt by any person or entity (other than Netopia) to effect any Alternative Transaction; or (vi) execute, enter into or become bound by any letter of intent, agreement, commitment or understanding between StarNet and any third party that relates to, provides for or concerns any Alternative Transaction. During the foregoing time period identified in the preceding sentence, StarNet will promptly notify Netopia orally and in writing of any inquiries or proposals received by StarNet or any of its directors, officers, stockholders, employees or agents regarding any Alternative Transaction and will identify the party making the inquiry or proposal and the nature and terms of any inquiry or proposal. As used herein, the term "Alternative Transaction" means any commitment, agreement or transaction involving or providing for (a) the disposition of all or any substantial portion of StarNet's business, assets or capital stock, whether by way of merger, consolidation, sale of assets, sale of stock, stock exchange, tender offer and/or any other form of business combination or (b) any initial public offering of capital stock or other securities of StarNet pursuant to a registration statement filed under the 1933 Act.

         5.12 Access to Information. From the Agreement Date until the Closing, StarNet will allow Netopia and its agents reasonable access during normal business hours to the files, books, records, technology, contracts, personnel (including officers and managers) and offices of StarNet, including, without limitation, any and all information relating to StarNet's operations, taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition, as Netopia and its agents shall reasonably request, subject to the terms of the letter agreement between StarNet and Netopia dated as of September 8, 1999 (the "Confidentiality Agreement"). StarNet will use its best efforts to cause its accountants to cooperate with Netopia and its agents in making available all financial information reasonably requested by Netopia, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

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

         5.13 Satisfaction of Conditions Precedent. StarNet will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article 9, and StarNet will use its best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with this Agreement.

         5.14 Blue Sky Laws. StarNet will use its best efforts to assist Netopia to the extent necessary to comply with the securities and "blue sky" laws of all jurisdictions which are applicable in connection with the Merger.

         5.15 StarNet Dissenting Shares. As promptly as practicable after the date of the StarNet Stockholder Vote and before the Closing Date, StarNet will furnish Netopia with the name and address of each holder (or potential holder) of any StarNet Dissenting Shares (if any) and the number of StarNet Dissenting Shares (or potential StarNet Dissenting Shares) owned by each such holder. StarNet shall not, except with the prior written consent of Netopia, make any payment with respect to, or settle or offer to settle, any demands made respecting appraisal or dissenter's rights.

         5.16 Termination of StarNet Rights Agreements. StarNet shall use its best efforts to terminate and cancel all StarNet Rights Agreements (other than the Voting Agreement and the related Irrevocable Proxies) by no later than immediately before the Effective Time.

         5.17 Invention Assignment and Confidentiality Agreements. StarNet will use its best efforts to obtain from each employee, contractor and consultant of StarNet who has had access to any software, technology or copyrightable, patentable or other proprietary works owned or developed by StarNet, or to any other confidential or proprietary information of StarNet, or its clients, an invention assignment and confidentiality agreement in a form reasonably acceptable to Netopia, duly executed by such employee, contractor or consultant and delivered to StarNet and/or Netopia.

         5.18 StarNet Employee Plans and Benefit Arrangements. Upon the request of Netopia, StarNet shall terminate any StarNet Benefit Plan immediately before the Effective Time.

         5.19 Closing of Merger. StarNet will not refuse to effect the Merger if, on or before the Closing Date, all the conditions precedent to StarNet's obligations to effect the Merger under Article 8 hereof have been satisfied or waived by StarNet and Netopia elects to consummate the Merger.

         5.20 Delivery of Tax Opinion. Counsel to StarNet, Venture Law Group, shall at the Closing deliver to StarNet an opinion (which may be qualified based on certain assumptions and given in reliance on certificates to be obtained from StarNet and Netopia) that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. Netopia shall also have provided StarNet, if so requested, with customary representation letters in connection with the issuance of the opinions.

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

         5.21 Payment of Accrued but Unpaid Salary. In connection with its payroll period ending September 30, 1999, StarNet shall have paid all accrued but unpaid compensation amounts for its officers and other employees, so that after September 30, 1999 StarNet will not have any accrued but unpaid compensation obligations with respect to prior periods for any of its officers or employees.

         5.22 Cancellation of Series B Preferred Warrant. StarNet shall cause that certain outstanding warrant to acquire 200,000 shares of StarNet Series B Preferred Stock to be canceled in its entirety upon the Closing.

                                    ARTICLE 6
                        PRE-CLOSING COVENANTS OF NETOPIA

         Netopia covenants and agrees that during the time period from the Agreement Date until the earlier to occur of (i) the Effective Time or (ii) the termination of this Agreement in accordance with Article 10:

         6.1 Advice of Changes. Netopia will promptly advise StarNet in writing of (a) any event occurring after the date of this Agreement that would render any representation or warranty of Netopia or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, to be untrue or inaccurate in any material respect, and (b) any Material Adverse Change in Netopia's Business.

         6.2 Waiver of Closing Conditions. On or before September 30, 1999, Netopia shall deliver to StarNet (i) a written instrument confirming that the conditions to the obligation of Netopia to consummate the Merger, as provided in
Article 9 of this Agreement, have been deemed to have been satisfied (and upon receipt by StarNet of such written instrument, Netopia's power to terminate this Agreement, as provided in Section 10.2.3 of this Agreement, shall expire), and
(ii) the certificates contemplated by Section 8.1, 8.2 and 8.4, dated as of September 30, 1999, a copy of the Escrow Agreement contemplated by Section 9.10 executed by Netopia, a copy of the Rights Agreement contemplated by Section 8.7 executed by Netopia, and Netopia's offer, effective upon the Effective Time, an offer of employment to the StarNet Engineering Employees pursuant to Section 6.8 and an offer to enter into the agreements contemplated by Section 8.11 with each of the StarNet employees identified in Exhibit L who becomes a Netopia employee immediately after the Effective Time.

         6.3 Regulatory Approvals. Netopia will promptly execute and file, or join in the execution and filing, of any application, notification or any other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether federal, state, local or foreign, which may be reasonably required or which StarNet may reasonably require, in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and the Netopia Ancillary Agreements and Sub
Ancillary Agreements in accordance with the terms of this Agreement. Netopia will use its best efforts to obtain and to cooperate with StarNet to obtain all such authorizations, approvals and consents, including, without reservation, any authorizations, approvals, or consents under the HSR Act.

         6.4 Necessary Consents. Netopia will use its best efforts to promptly obtain such written consents and authorizations of third parties, give notices to third parties and take such other actions as may be necessary or appropriate in addition to those set forth in the foregoing Sections of this Article 6 in order to effect the consummation of the Merger and the other transactions contemplated by this Agreement.

         6.5 Satisfaction of Conditions Precedent. Netopia will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article 8, and Netopia will use its best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

         6.6 Access to Information. At StarNet's request, appropriate Netopia executive officers will meet with StarNet executive officers to provide certain limited due diligence information to StarNet executive officers, subject to the compliance by StarNet and such StarNet executive officers with the Confidentiality Agreement and Netopia's insider trading policies.

         6.7 Listing of Additional Shares. Prior to the Closing, Netopia shall file with the Nasdaq Stock Market a Notification Form for Listing of Additional Shares with respect to the shares of Netopia Common Stock issuable upon conversion of StarNet Common Stock and StarNet Preferred Stock in the Merger and upon exercise of the Netopia Options to be issued in the Merger.

         6.8 Continued  Employment  of StarNet  Engineering  Employees.  Each of
StarNet's Engineering Employees (the "StarNet Engineering Employees") who are full-time employees of StarNet immediately before the Effective Date shall be offered employment with Netopia with salaries, employment benefits, and other terms of employment consistent with those afforded to Netopia employees at similar levels of responsibility and authority.

         6.9 Netopia Employee Option Plans and Benefit Arrangements. StartNet employees who become Netopia employees after the Merger will participate in Netopia's benefit arrangements and Netopia employee plans (the "Netopia Benefits") in a similar manner as similarly situated Netopia employees. To the extent consistent with the terms of the Netopia Benefits, the Netopia Benefits shall give full credit for each participant's period of service with StarNet before the Effective Time for all purposes for which such service was recognized under StarNet's employee plans before the Effective Time.

         6.10 Blue Sky Laws. Netopia shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the Merger.

         6.11 Delivery of Tax Opinion. Counsel to Netopia, Fenwick & West, shall have signed and delivered to Netopia an opinion (which may be qualified based on certain assumptions and given in reliance on certificates to be obtained from StarNet and Netopia) that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. StarNet shall also have provided Netopia, if so requested, with customary representation letters in connection with the issuance of the opinions.

                                    ARTICLE 7
                                 CLOSING MATTERS

         7.1 The Closing. Subject to termination of this Agreement as provided in Article 10 below, the closing of the transactions to consummate the Merger (the "Closing") will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306 at 9 a.m., Pacific Standard Time as soon as practicable after all of the conditions to Closing set forth in Articles 8 and 9 hereof have been satisfied and/or waived in accordance with this Agreement, or on such other day as Netopia and StarNet may mutually agree on (the "Closing Date"). Concurrently with the Closing, the Certificate of Merger will be filed with the Delaware Secretary of State.

         7.2      Exchange of Certificates.

                  7.2.1 At the Closing or as soon thereafter as reasonably practicable, each holder of shares of StarNet Common Stock and/or StarNet
Preferred Stock will surrender the certificate(s) for such shares (each a "StarNet Certificate"), duly endorsed to Netopia for cancellation as of the Effective Time together with a duly executed stock assignment. At the Closing, or as soon thereafter as practicable, subject to the receipt by Netopia or its transfer agent of such StarNet Certificates and such written instrument, Netopia or its transfer agent shall (a) issue to each tendering holder of a StarNet Certificate a certificate for the number of shares of Netopia Common Stock (an "Netopia Certificate") to which such holder is entitled pursuant to Section
2.1.2 (less the Escrow Shares of such holder that are to be withheld and placed in escrow pursuant to Section 2.4 and the Escrow Agreement, and (b) pay by check to each tendering holder cash in the amounts payable to such holder in accordance with the provisions of Sections 2.1.2 and 2.1.4. At or about the Closing Date, Netopia will deliver the Escrow Shares to the Escrow Agent pursuant to the Escrow Agreement.

                  7.2.2 No Netopia Certificates for shares of Netopia Common Stock issued pursuant to Section 2.1.2 and no cash payable under Section 2.1.2 or Section 2.1.4, and no dividends or distributions payable to holders of record of Netopia Common Stock after the Effective Time, will be paid to the holder of any unsurrendered StarNet Certificate unless and until the holder of such unsurrendered StarNet Certificate surrenders such StarNet Certificate to Netopia as provided above together with a duly endorsed stock assignment. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any StarNet Certificate, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions theretofor paid with respect to Netopia Common Stock so withheld as of any date after the Effective Time and before such date of delivery.

                  7.2.3 After the Effective Time there will be no further registration of transfers on the stock transfer books of StarNet or its transfer agent of any shares of capital stock of StarNet that were outstanding immediately before the Effective Time. If, after the Effective Time, StarNet Certificates are presented for any reason, they will be canceled and exchanged as provided in this Section 7.2.

                  7.2.4  Until  StarNet  Certificates   representing  shares  of
StarNet Common Stock and/or StarNet Preferred Stock that are outstanding immediately before the Effective Time are surrendered pursuant to Section 7.2.1 above, such StarNet Certificates shall, for all purposes, evidence only the right to receive the number of shares of Netopia Common Stock and cash consideration into which such shares of StarNet Common Stock and/or StarNet Preferred Stock are convertible pursuant to Section 2.1.2.

                                    ARTICLE 8
                      CONDITIONS TO OBLIGATIONS OF STARNET

         StarNet's obligations to consummate the Merger hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by StarNet, but only in a writing signed by StarNet):

         8.1 Accuracy of Representations and Warranties. The representations and warranties of Netopia and Sub set forth in Article 4 (as qualified by the Netopia Disclosure Schedule) (a) that are qualified as to materiality in Article 4 will be true and correct and (b) that are not qualified as to materiality in
Article 4 shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties shall be true and correct on and as of such specified date or dates), and StarNet will have received a certificate to such effect executed by an officer of Netopia.

         8.2 Covenants. Netopia will have performed and complied in all material respects with all of its covenants, obligations and conditions contained in
Article 6 that are to be performed on or before the Closing (to the extent that such covenants require performance by Netopia on or before the Closing), and StarNet will have received a certificate to such effect signed by an officer of Netopia.

         8.3 Requisite Approvals. This Agreement, the Merger and the other transactions contemplated hereby shall have been duly and validly approved and adopted by StarNet's stockholders, as required by applicable law and StarNet's Articles of Incorporation and Bylaws.

         8.4 No Material Adverse Change. There will not have been any Material Adverse Change between the effective date of Netopia's most recent registration statement on Form S-3 filed with the SEC and the Closing Date in the Business of Netopia and its subsidiaries, taken as a whole, and StarNet will have received a certificate to such effect signed by Netopia's President and Chief Financial Officer.

         8.5 Compliance with Law; No Legal Restraints; No Litigation. No litigation or proceeding shall have been threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Merger or any of the other material transactions contemplated by this Agreement. There will not be issued, enacted or adopted, by any Governmental Authority, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action or proceeding, or any judgment or ruling by any court, arbitrator or Governmental Authority, that challenges, threatens, prohibits, enjoins, restrains, or renders illegal the Merger.

         8.6 Government Consents. Netopia, Sub and StarNet shall have obtained from any Governmental Authority having jurisdiction over the parties and the actions herein proposed to be taken, all approvals, waivers and consents, if any, necessary to consummate the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws and the HSR Act.

         8.7 Registration. Netopia shall have entered into the Rights Agreement with each StarNet Stockholder.

         8.8 Opinion of Netopia's Counsel. StarNet shall have received a legal opinion from Fenwick & West LLP, counsel to Netopia, in substantially the form of Exhibit H.

         8.9 Tax Opinion. StarNet shall have received from its counsel, Venture Law Group, an opinion (which may be qualified based on certain assumptions and given in reliance on certificates to be obtained from StarNet and Netopia) that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. Netopia and StarNet agree to provide counsel, if so requested, with customary representation letters in connection with the issuance of the opinions provided for under this Section 8.9 and Section 9.12 to the extent that they are able to make such customary representations.

         8.10 Certificate of Good Standing. StarNet shall have received a certificate from the Secretary of State of the State of Delaware as to Netopia's good standing and payment of all applicable taxes.

         8.11 StarNet Employee Incentive Agreement. Netopia shall have offered to enter into an agreement, substantially in the form of Exhibit L, with each of the StarNet employees identified in Exhibit L.

                                    ARTICLE 9
                      CONDITIONS TO OBLIGATIONS OF Netopia

         Netopia's obligations to consummate the Merger hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Netopia, but only in a writing signed by Netopia):

         9.1 Accuracy of Representations and Warranties. The representations and warranties of StarNet set forth in Article 3 (as qualified by the StarNet Disclosure Schedule) (a) that are qualified as to materiality in Article 3 will be true and correct and (b) that are not qualified as to materiality in Article 3 shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties shall be true and correct on and as of such specified date or dates), and Netopia will have received a certificate to such effect executed by StarNet's President and Chief Financial Officer.

         9.2 Covenants. StarNet will have performed and complied in all material respects with all of its covenants, obligations and conditions contained in
Article 5 on or before the Closing, and Netopia will have received a certificate to such effect signed by StarNet's President and Chief Financial Officer.

         9.3 No Material Adverse Change. There will not have been any Material Adverse Change since the Balance Sheet Date in the Business of StarNet, and Netopia will have received a certificate to such effect signed by StarNet's President and Chief Financial Officer.

         9.4 Compliance with Law; No Legal Restraints; No Litigation. No litigation or proceeding shall have been threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Merger or any of the other material transactions contemplated by this Agreement. There will not be issued, enacted or adopted by any Governmental Authority, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action or proceeding, or any judgment or ruling by any court, arbitrator or Governmental Authority, that challenges, threatens, prohibits, enjoins, restrains, or renders illegal the Merger.

         9.5 Government Consents. Netopia, Sub and StarNet shall have obtained from any Governmental Authority having jurisdiction over the parties and the actions herein proposed to be taken, all approvals, waivers and consents, if any, necessary to consummate the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws and the HSR Act.

         9.6 Opinion of StarNet's Counsel. Netopia will have received a legal opinion from Venture Law Group, counsel to StarNet, substantially in the form of
Exhibit I.

         9.7 StarNet Stockholder Approval. This Agreement, the Merger and the other transactions contemplated hereby will have been duly and validly approved and adopted by the holders of StarNet Common Stock and StarNet Preferred Stock, as required by applicable law and StarNet's Articles of Incorporation and Bylaws.

         9.8 Dissenting Shares. Less than 1% of the outstanding shares of StarNet Common Stock and StarNet Preferred Stock as of the Record Date (on an as-converted to StarNet Common Stock basis) will (a) not have affirmatively voted in favor of the Merger and (b) accordingly be eligible to exercise or perfect any statutory appraisal rights of dissenting stockholders under applicable law.

         9.9      Non-Competition Agreements.

                  (a) StarNet Founders. At the time of the Closing, Netopia will have received from each of StarNet's Founders a fully executed copy of a Non-Competition Agreement in the form of Exhibit J-1.

                  (b) Key Employees. At the time of the Closing, Netopia will have received from each of StarNet's Key Employees a fully executed copy of a Non-Competition Agreement in the form of Exhibit J-2.

         9.10 Escrow Agreement. Netopia will have received a fully executed copy of the Escrow Agreement in the form of Exhibit B executed by the Escrow Agent, the Escrow Representative, and each StarNet Stockholder.

         9.11 Securities Laws. Netopia: (a) shall have received an executed counterpart of the Investor Questionnaire executed by each StarNet Stockholder who, immediately before the Effective Time, owns any shares of StarNet Common Stock and/or StarNet Preferred Stock, each as constituted on the Agreement Date; and (b) shall be reasonably satisfied that the issuance of shares of Netopia Common Stock pursuant to Section 2.1.2 of this Agreement is exempt from the registration requirements of the 1933 Act by virtue of the exemptions provided by Section 4(2) of the 1933 Act and/or Regulation D under the 1933 Act; and any exemptions from the registration and/or qualification requirements of applicable state "blue sky" securities laws.

         9.12 Continued Employment of Certain Personnel. Each of Sanjay Dhawan, Jayant Kadambi, Mark Mah, and Ayyappan Sankaran who are currently employees of StarNet (a) shall have continued to be employed as full-time employees of StarNet at all times from the Agreement Date through the Effective Time and (b) shall have accepted offers of continued employment with StarNet following the
Effective Time pursuant to written employment offer letters reasonably satisfactory to Netopia.

         9.13 Tax Opinion. Netopia shall have received a legal opinion from its counsel, Fenwick & West LLP, (which may be qualified based on certain assumptions and given in reliance on certificates to be obtained from StarNet and Netopia) that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. Netopia and StarNet agree to provide counsel, if so requested, with customary representation letters in connection with the issuance of the opinions provided for under Section 8.9 and this
Section 9.11 to the extent that they are able to make such customary representations.

         9.14 Agreement to Offset. Netopia shall have received the written agreement of each holder of StarNet Preferred Stock or StarNet Common Stock that shall have any outstanding debt or liability to StarNet that the amount payable to such holder pursuant to Section 2.1.2 may be reduced by the amount of such debt or liability outstanding at the Effective Time, as contemplated by Section
2.1.6 (including any interest accrued pursuant to the terms of such debt or liability).

         9.15 Registration Rights Agreement. Each StarNet Stockholder shall have entered into the Rights Agreement with Netopia.

         9.16 Shareholder Representation Letter. Each StarNet Stockholder shall have executed and delivered to Netopia a Shareholder Representation Letter in the form and substance of Exhibit E attached hereto (the "Shareholder Representation Letter").

         9.17 Termination of StarNet Rights Agreements. As of the Closing Date, all StarNet Rights Agreements (other than the Voting Agreement and the related Irrevocable Proxies) shall have been terminated and canceled.

         9.18 No Outstanding StarNet Warrants. As of the Closing Date, any outstanding warrants to purchase any shares of StarNet Preferred Stock or StarNet Common Stock shall have been terminated.


                                   ARTICLE 10
                            TERMINATION OF AGREEMENT

         10.1 Termination by Mutual Consent. This Agreement may be terminated at any time before the Effective Time by the mutual written agreement of Netopia and StarNet.

         10.2     Unilateral Termination.

                  10.2.1 Either Netopia or StarNet, by giving written notice to the other, may terminate this Agreement if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger.

                  10.2.2 Either Netopia or StarNet, by giving written notice to the other, may terminate this Agreement if the Merger shall not have been consummated by midnight Pacific Standard Time on the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section
10.2.2 shall not be available to any party whose failure to perform in any material respect any of its obligations or covenants under this Agreement results in the failure of any condition set forth in Article 8 or Article 9 or if the failure of such condition results from facts or circumstances that constitute a material breach of a representation or warranty made under this Agreement by such party, if the other party has performed in all material respects its obligations under this Agreement and if the representations and warranties of such other party to this Agreement are true and correct in all material respects as of the Termination Date.

                  10.2.3 Either Netopia or StarNet may terminate this Agreement at any time before the Closing if the other has committed (or, in the case of a termination by StarNet, Sub has committed) a material breach of (a) any of its representations and warranties under Article 3 or Article 4 of this Agreement, as applicable; or (b) any of its covenants under Article 5 or Article 6 of this Agreement, as applicable, and has not cured such material breach within ten (10) days after the party seeking to terminate this Agreement has given the other party written notice of the material breach and its intention to terminate this Agreement pursuant to this Section 10.2.3, provided, that the right to terminate this Agreement pursuant to this Section 10.2.3 shall not be available if the party seeking to terminate the Agreement is at that time in breach of this Agreement.

         10.3 Liability for Termination. Termination of this Agreement by a party (the "Terminating Party") in accordance with the provisions of this
Section 10 will not give rise to any obligation or liability on the part of the Terminating Party on account of such termination.

                                   ARTICLE 11
                  SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION
                       AND REMEDIES, CONTINUING COVENANTS

         11.1 Survival of Representations. All representations and warranties of StarNet contained in this Agreement and the StarNet Ancillary Agreements will remain operative and in full force and effect, regardless of any investigation made by or on behalf of Netopia, until that date (the "Escrow Release Date") which is the earlier of (i) the termination of this Agreement or (ii) June 30, 2000; provided, however, that notwithstanding the foregoing, Netopia may seek recovery of Special Damages (as defined below) at any time before the expiration of the applicable statute of limitations relating to the claim. No representations or warranties of Netopia contained in this Agreement, the Netopia Disclosure Schedule or any Netopia Ancillary Agreement shall survive the Closing, and all such representations and warranties shall expire at the Effective Time. No representations or warranties of Sub contained in this Agreement, the Sub Disclosure Schedule or any Sub Ancillary Agreement shall survive the Closing, and all such representations and warranties shall expire at the Effective Time.

         11.2 Agreement to Indemnify. Subject to the provisions of Sections 11.3 and 11.4, each StarNet Stockholder will severally and not jointly indemnify and hold harmless Netopia and the Surviving Corporation and their respective officers, directors, agents, and employees, and each person, if any, who controls or may control Netopia or the Surviving Corporation within the meaning of the 1933 Act or the 1934 Act (each hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, attorneys' fees, other professionals' and experts' fees and court or arbitration costs, as reduced by amounts actually recovered under Netopia's insurance policies (hereinafter collectively referred to as "Damages") incurred, resulting from or and arising out of: (a) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by StarNet in this Agreement, the StarNet Disclosure Schedule or any certificate, document or instrument required by this Agreement to be delivered by or on behalf of StarNet or an officer of StarNet pursuant hereto (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date); or (b) any Special Damages (as defined in Section 11.3). Except with respect to claims arising from Special Damages, which may be raised after the Escrow Release Date, any claim of indemnity made by an Indemnified Person under this Section 11.2 must be raised in a writing delivered to the Escrow Agent by no later than the Escrow Release Date, and, if raised by such date, such claim shall survive the Escrow Release Date until final resolution of such claim.

         11.3     Limitation.

                  11.3.1   Remedies   Limited  to  Escrow  Shares  and  Earn-Out
Payments. Except with respect to tort claims based on fraudulent conduct or other willful misconduct on the part of StarNet or any officer, director, employee, agent or stockholder of StarNet, in seeking indemnification for Damages or Special Damages under this Article 11, the Indemnified Persons will exercise their remedies solely with respect to the Escrow Shares pursuant to the Escrow Agreement and by offsetting or withholding some or all of the Earn-Out Payments specified in attached Exhibit K, and after the Closing Date no StarNet Stockholder will have any other liability to an Indemnified Person for any breach or default in connection with any of the representations, warranties, covenants or agreements set forth in this Agreement (or any exhibit hereto), the StarNet Disclosure Schedule, the Stockholder Representation Letter or the Voting Agreement, except to the extent of such StarNet Stockholder's portion of the Escrow Shares and/or his or her portion of the Earn-Out Payments. After the
Closing date, the remedies set forth in this Article 11 will be the exclusive remedies of Netopia and the other Indemnified Persons against any StarNet Stockholder based on any breach or default in connection with any of the representations, warranties, covenants or agreements set forth in this Agreement (or any exhibit hereto), the StarNet Disclosure Schedule, the Stockholder Representation Letter or the Voting Agreement. Any and all Escrow Shares used to satisfy indemnification for Damages under Section 11.2 shall be valued at a per share value of the Netopia Average Price Per Share. In addition, the indemnification provided for in Section 11.2 shall not apply unless and until the aggregate Damages for which one or more Indemnified Persons seeks or has sought indemnification hereunder exceeds a cumulative aggregate amount of (i) $25,000, plus (ii) the amount, if any, by which StarNet's Audited Adjusted Working Capital Account at September 30, 1999 exceeds StarNet's Unaudited Adjusted Working Capital Account at September 30, 1999 (the "Basket"), in which event StarNet Stockholders shall, subject to the foregoing limitations, be liable to indemnify the Indemnified Persons for all Damages (including all Damages below such threshold on a dollar for dollar basis).

                  11.3.2 Special Damages; Survival of Remedies Against Earn-Out. Subject to the limitations of Section 11.3.1, the Indemnified Persons may seek recovery of Special Damages at any time before the expiration of the applicable statute of limitations relating to the claim. As used herein, "Special Damages" means Damages resulting from (a) any fraudulent conduct or other willful misconduct on the part of StarNet or any officer, director, employee, agent or stockholder of StarNet, or breach of any provisions of any Voting Agreement or Shareholder Representation Letter, or (b) any breach of the representations and warranties made in Sections 3.7, 3.9, 3.13, or 3.14 of this Agreement.

         11.4 Notice. Promptly after Netopia becomes aware of the existence of any potential claim by an Indemnified Person for indemnity from StarNet Stockholders under Section 11.2, Netopia will notify the Escrow Representative of such potential claim in accordance with the Escrow Agreement. The failure of Netopia to give, or delay by Netopia in giving, such notice will not affect any rights or remedies of an Indemnified Person hereunder with respect to indemnification for Damages except to the extent StarNet Stockholders are materially prejudiced thereby. Netopia shall have the right to settle any claim for which Netopia seeks indemnity from a StarNet Stockholder; provided, however, that Netopia may not effect the settlement of any such claim without the consent of the Escrow Representative, which consent shall not be unreasonably withheld.

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         11.5  September  30,  1999 Audit;  Adjusted  Working  Capital  Account.
Promptly after completion of StarNet's fiscal year ended September 30, 1999 ("fiscal 1999"), StarNet shall (i) prepare and deliver to Netopia unaudited balance sheet as of and for fiscal 1999 and (ii) prepare financial statements audited by its independent auditor as of and for fiscal 1999. As soon as such audited financial statements have been prepared, StarNet shall cause such financial statements to be delivered to Netopia. StarNet's auditors shall also review and confirm the calculation of the Adjusted Working Capital Account, based on the methodology described in the next sentence. For purposes of this
Article 11, the term "Adjusted Working Capital Account" shall mean the amount of
StarNet's  working  capital  (which  excludes   shareholders  equity)  as  of  a
particular date, excluding all tax accounts. If StarNet's Adjusted Working Capital Account as reflected in its audited financial statements ("Audited Adjusted Working Capital Account") as of September 30, 1999 is less than StarNet's Adjusted Working Capital Account as reflected in its unaudited balance sheets ("Unaudited Adjusted Working Capital Account") as of September 30, 1999, then as provided in the Escrow Agreement, upon notice from Netopia to the Escrow Agent, the Escrow Agent shall deliver to Netopia a number of Escrow Shares equal to the amount of such difference, based on per share value equal to the Netopia Average Price Per Share.

                                   ARTICLE 12
                                  MISCELLANEOUS

         12.1 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by the laws of the State of California except for those provisions governing conflict of laws, notwithstanding that one or more of the parties to this Agreement is now, or may hereafter become, a resident or citizen of a different State. Each party irrevocably consents to the exclusive jurisdiction and venue of the state and federal courts for Alameda County, California in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default of this Agreement, or otherwise arising under or by reason of this Agreement, and agrees that service of process in any such action may be effected by the means provided in this Agreement for delivery of notices.

         12.2 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         12.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

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         12.4  Counterparts.  This  Agreement  may be  executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the
same   instrument.   This  Agreement  will  become  binding  when  one  or  more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

         12.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereunder will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

         12.6 Amendment and Waivers. Any term or provision of this Agreement may be amended only by the written consent of Netopia and StarNet. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound by such waiver. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto as provided in this Section at any time before or after approval of this Agreement by the stockholders of StarNet, but, after such approval, no amendment will be made which by applicable law requires the further approval of the stockholders of StarNet without obtaining such further approval. At any time before the Effective Time, each of StarNet and Netopia, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension will be effective unless signed in writing by the party against whom such waiver or extension is asserted. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         12.7 Expenses. Each party will bear its respective legal and auditors' fees and other expenses incurred with respect to this Agreement, the Merger and the transactions contemplated hereby ("Transaction Expenses"); provided, however, that the portion of StarNet's legal fees and expenses relating to this Agreement and the transactions contemplated hereby that are included in Transaction Expenses shall not exceed $100,000 (the "Permitted Transaction
Expenses"); and any such legal fees and expenses incurred by StarNet in excess of $100,000 shall constitute "Excess Transaction Expenses" and shall decrease the Total Cash Consideration as provided in Section 1.10.

         12.8 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

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

         12.9 Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

       If to Netopia:

                Netopia, Inc.
                2470 Mariner Square Loop
                Alameda, CA 94501
                (510) 814-5100
                Attention: David A. Kadish, Vice President and General Counsel Fax Number: (510) 814-5020

       with a copy to:

                Fenwick & West, LLP
                Two Palo Alto Square, Suite 500
                Palo Alto, CA  94306
                Attention:  C. Kevin Kelso, Esq.
                Fax Number:  (650) 494-1417

       If to StarNet:

                StarNet Technologies, Inc.
                2210 O'Toole Avenue
                San Jose, CA, 95131
                Attention: Sanjay Dhawan, President and CEO
                Fax Number:  (408) 924-9205

       with a copy to:

                Venture Law Group
                2775 Sand Hill Road
                Menlo Park, CA  94025
                Attention:  Tae Hea Nahm
                Fax Number:  (650) 233-8386

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 12.9.

         12.10 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

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

         12.11 No Partnership. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other party. No party will hold itself out as having any authority or relationship in contravention of this Section.

         12.12 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         12.13 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

         12.14 Public Announcement. Upon execution of this Agreement, Netopia and StarNet will issue a press release approved by both parties announcing the Merger. Thereafter, Netopia may issue such press releases, and make such other disclosures regarding the Merger, as it determines are required under applicable securities laws or regulatory rules. Before the publication of such initial and mutually agreed press release, neither party will make any public announcement relating to this Agreement or the transactions contemplated hereby (except as may be required by law) and StarNet will use its best efforts to prevent any trading in Netopia Common Stock by its officers, directors, employees, stockholders and agents. Neither Netopia nor StarNet will make any disclosures regarding this Agreement or the Merger that would jeopardize Netopia's ability to timely and lawfully issue the shares of Netopia Common Stock in the Merger pursuant to the exemptions described in Section 2.6.

         12.15 StarNet Disclosure Schedule. The StarNet Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Article 3, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered
Section in Article 3, and, except as otherwise indicated therein, shall not be deemed to relate to or to qualify any other representation or warranty.

         12.16 Confidentiality. StarNet and Netopia each confirm that they have entered into the Confidentiality Agreement and that they are each bound by, and will abide by, the provisions of such Confidentiality Agreement (except that Netopia will cease to be bound by the Confidentiality Agreement after the Merger becomes effective). If this Agreement is terminated, all copies of documents containing confidential information of a disclosing party will be returned by the receiving party to the disclosing party or be destroyed, as provided in the Confidentiality Agreement.

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         12.17  Entire  Agreement.   This  Agreement  and  the  exhibits  hereto
constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.



         [The remainder of this page has been intentionally left blank.]





                                       57
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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.

NETOPIA, INC.                               STARNET TECHNOLOGIES, INC.


By: /s/ Alan B. Lefkof                      By:  /s/ Sanjay Dhawan
  -------------------------------------     ------------------------------------
  Alan B. Lefkof, its President and CEO     Sanjay Dhawan, its President and CEO



SN MERGER CORPORATION


By: /s/Alan B. Lefkof
   -------------------------------------
   Alan B. Lefkof, its President and CEO























            [Signature Page to Agreement and Plan of Reorganization]




                                       58
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                                LIST OF EXHIBITS


Exhibit A         Certificate of Merger
Exhibit B         Escrow Agreement
Exhibit C         Amended and Restated Certificate of Incorporation of SN Merger
                        Corporation
Exhibit D         Bylaws of SN Merger Corporation
Exhibit E         Shareholder Representation Letter
Exhibit F         Registration Rights Agreement
Exhibit G         Voting Agreement
Exhibit H         Matters to be Covered in the Opinion of Fenwick & West, LLP
Exhibit I         Matters to be Covered in the Opinion of Venture Law Group, LLP
Exhibit J-1       StarNet Founder Non-Competition Agreement
Exhibit J-2       StarNet Employee Non-Competition Agreement
Exhibit K         Earn-Out Payments
Exhibit L         Netopia Employee Incentive Agreement


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